As filed with the Securities and Exchange Commission May 19, 2009	Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT
ON FORM S-1
UNDER
THE SECURITIES ACT OF 1933

OPTEX SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33- 143215	3795
(State or other jurisdiction of	(I.R.S. Identification Number)	(Primary Standard Industrial
incorporation or organization)		Classification Code Number)

1420 Presidential Drive
Richardson, TX 75081-2439
Telephone (972) 644-0472

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanley A. Hirschman
1420 Presidential Drive
Richardson, TX 75081-2439
Telephone (972) 644-0472

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Jolie G. Kahn, Esq..
61 Broadway
Suite 2820
New York, NY 10006
Telephone (212) 422-4910

Approximate Date of Commencement of Proposed Sale to the Public: At such time or times after the effective date of this registration statement as the Selling Stockholders shall determine.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	16,263,334	$$0.375	$6,098,750	$$1447.44

(1)	Estimated for the purpose of determining the registration fee pursuant to Rule 457(c), based on the average of the bid and asked price as of May 11, 2009.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in the prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 19, 2009
PROSPECTUS

OPTEX SYSTEMS HOLDINGS, INC.

16,263,334 Shares of Common Stock

This prospectus relates to the offer and sale of up 16,263,334 shares of common stock of Optex Systems Holdings, Inc., a Delaware corporation, issued to certain selling shareholders identified on p. 3 of this Prospectus pursuant to subscription agreements between the selling shareholders and Optex Systems, Inc., a subsidiary of Optex Systems Holdings, Inc. and that may be offered and sold from time to time by the Selling Shareholders.

Unless otherwise noted, the terms “the Company,” “our Company,” “Optex,” “we,” “us” and “our” refer to Optex Systems Holdings, Inc. and its subsidiaries.

The Selling Stockholders may offer their shares from time to time directly or through one or more underwriters, broker-dealers or agents, in the over-the-counter market at market prices prevailing at the time of sale, in one or more negotiated transactions at prices acceptable to the Selling Stockholders, or otherwise.

We will not receive any proceeds from the sale of shares by the Selling Stockholders. In connection with any sales of the common stock offered hereunder, the Selling Stockholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses related to the registration of the shares covered by this prospectus. The Selling Stockholders will pay any commissions and selling expenses they may incur.

On May 1, 2009, our common stock received a symbol change from FINRA and now trades on the Over the Counter Bulletin Board (the “OTCBB”) under the symbol “OPXS.OB”. The closing sale price on the OTC Bulletin Board on May 11, 2009, was $0.30 per share.

Investing in the common stock offered by this prospectus is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May __, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2

RISK FACTORS	3

USE OF PROCEEDS	7

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	7

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	8

BUSINESS	15

LEGAL PROCEEDINGS	22

MANAGEMENT	22

EXECUTIVE COMPENSATION	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	28

THE SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION	29

DESCRIPTION OF SECURITIES	32

LEGAL MATTERS	34

EXPERTS	34

WHERE YOU CAN FIND MORE INFORMATION	34

OPTEX SYTEMS HOLDINGS, INC. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 29, 2009 AND MARCH 30, 2008	F-1

OPTEX SYTEMS INC. AND INDEX TO FINANCIAL STATEMENTS AS OF SEPTEMBER 28, 2008 AND SEPTEMBER 30, 2007	F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-20

OTHER EXPENSES	35

INDEMNIFICATION OF OFFICERS AND DIRECTORS	35

RECENT SALES OF UNREGISTERED SECURITIES	35

EXHIBITS	37

UNDERTAKINGS	37

SIGNATURES	39

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using the Commission’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the Selling Stockholders named herein may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions.

A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled “Risk Factors” beginning on page 3, and any supplements before making a decision to invest in our common stock.

PROSPECTUS SUMMARY

This summary highlights important information about this offering and our business. It does not include all information you should consider before investing in our common stock. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes, before you decide to invest.

Our Company

On March 30, 2009, Optex Systems Holdings, Inc., (formerly known as Sustut Exploration, Inc.) , a Delaware corporation (the “Company” or “Optex Systems”), along with Optex Systems, Inc., a privately held Delaware corporation which is the Company’s wholly-owned subsidiary (“Reorganization Sub”), entered into a Reorganization Agreement and Plan of Reorganization (the “Reorganization Agreement”), pursuant to which Optex Systems, Inc. was acquired by the Company in a share exchange transaction. Optex Systems Holdings, Inc. became the surviving corporation (the “Reorganization”). At the closing, the Company changed its name from Sustut Exploration Inc. to Optex Systems Holdings, Inc. and its year end from December 31 to a fiscal year ending on the Sunday nearest September 30.In addition, the then existing shareholders of the Company exchanged their shares of Company Common Stock with the shares of Common Stock of Sustut Exploration, Inc. (“Registrant”) as follows:  (i) the outstanding 85,000,000 shares of Company Common Stock were exchanged by Registrant for 113,333,282 shares of Registrant Common Stock, (ii) the outstanding 1,027 shares of Company Series A Preferred Stock were exchanged by Registrant for 1,027 shares of Registrant Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Company purchased in the private placement were exchanged by Registrant for 8,131,667 shares of Registrant Common Stock, as acknowledged by Registrant.   The Company shall remain a wholly-owned subsidiary of Registrant, and the Company’s shareholders are now shareholders of Registrant.

Simultaneously with closing under the Reorganization Agreement (and the shares are included above), as of March 30, 2009 , the Company accepted subscriptions (“Private Placement”) from accredited investors for a total 27 units (the "Units"), for $45,000.00 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of the Company and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Registrant after the closing referenced above.  Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and consideration which constituted of satisfaction of indebtedness owed to an investor of $146,250, net proceeds after stock issuance costs of $59,416 were $874,529.  The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

Our Business

Optex, which was founded in 1987, is a Richardson, Texas – based ISO 9001:2008 certified concern, which manufactures optical sighting systems and assemblies primarily for Department of Defense (DOD) applications. Its products are installed on a majority of types of U.S. military land vehicles, such as the Abrams and Bradley fighting vehicles, Light Armored and Armored Security Vehicles and have been selected for installation on the Stryker family of vehicles. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies.   The Company’s products consist primarily of build-to-customer print products that are delivered both directly to the armed services and to other defense prime contractors.

The Offering

Common stock offered by the Selling Stockholders:	16,263,334 shares of common stock, par value $0.0001 per share.
Offering prices:	The shares offered by this prospectus may be offered and sold at prevailing market prices or such other prices as the Selling Stockholders may determine.
Common stock outstanding:	141,464,940 shares as of May 12, 2009.
Dividend policy:	Dividends on our common stock may be declared and paid when and as determined by our board of directors. We have not paid and do not expect to pay dividends on our common stock.
OTCBB symbol:	OPXS.OB
Use of proceeds:
We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Stockholders. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Stockholders at the time they sell their shares.

Risk Factors

See “Risk Factors” beginning on page 3 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Our Address

Our principal executive offices are located at 1420 Presidential Drive, Richardson, TX 75081-2439.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Form 10-Q, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only risks we will face. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to us , material risks related to our industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

Risks Related to our Business

We expect that we will need to raise additional capital in the future; additional funds may not be available on terms that are acceptable to us, or at all.

We anticipate we will have to raise additional capital in the future to service our debt and to finance our future working capital needs. We cannot assure you that any additional capital will be available on a timely basis, on acceptable terms, or at all. Future equity or debt financings may be difficult to obtain. If we are not able to obtain additional capital as may be required, our business, financial condition and results of operations could be materially and adversely affected.

We anticipate that our capital requirements will depend on many factors, including:

•	our ability to repay our existing debt;

•	our ability to fulfill backlog;

•	our ability to procure additional production contracts;

•	our ability to control costs;

•	the timing of payments and reimbursements from government and other contracts;

•	increased sales and marketing expenses;

•	technological advancements and competitors’ response to our products;

•	capital improvements to new and existing facilities;

•	our relationships with customers and suppliers; and

•	general economic conditions including the effects of future economic slowdowns, acts of war or terrorism and the current international conflicts.

Even if available, financings can involve significant costs and expenses, such as legal and accounting fees, diversion of management’s time and efforts, and substantial transaction costs. If adequate funds are not available on acceptable terms, or at all, we may be unable to finance our operations, develop or enhance our products, expand our sales and marketing programs, take advantage of future opportunities or respond to competitive pressures.

Certain of our products are dependent on specialized sources of supply that are potentially subject to disruption and attendant adverse impact to our business.

Some of our products currently incorporate components purchased from single sources of supply. If supply from single supply sources is materially disrupted, requiring us to obtain and qualify alternate sources of supply for such components, our revenues could decline, our reputation with our customers could be harmed, and our business and results of operations could be adversely affected.

Current economic conditions may adversely affect our ability to continue operations.

Current economic conditions may cause a decline in business and consumer spending and capital market performance, which could adversely affect our business and financial performance.  Our ability to raise funds, upon which we are fully dependent to continue to expand our operations, may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility and recession.

Our historical operations depend on government contracts and subcontracts.  We face additional risks related to contracting with the federal government, including federal budget issues and fixed price contracts.

General political and economic conditions, which cannot be accurately predicted, may directly and indirectly affect the quantity and allocation of expenditures by federal agencies. Even the timing of incremental funding commitments to existing, but partially funded, contracts can be affected by these factors. Therefore, cutbacks or re-allocations in the federal budget could have a material adverse impact on our results of our future operations. Obtaining government contracts may also involve long purchase and payment cycles, competitive bidding, qualification requirements, delays or changes in funding, budgetary constraints, political agendas, extensive specification development, price negotiations and milestone requirements. In addition, our government contracts are primarily fixed price contracts, which may prevent us from recovering costs incurred in excess of its budgeted costs. Fixed price contracts require us to estimate the total project cost based on preliminary projections of the project’s requirements. The financial viability of any given project depends in large part on our ability to estimate such costs accurately and complete the project on a timely basis. Our exposure to the risks of cost overruns exists in our products business due to the fact that our contracts are solely of a fixed-price nature. Some of those contracts are for products that are new to our business and are thus subject to more potential for unanticipated impacts to manufacturing costs. Given the current economic conditions, it is also possible that even if our estimates are reasonable at the time made, that prices of materials are subject to unanticipated adverse fluctuation.  In the event our actual costs exceed the fixed contractual cost of our product contracts, we will not be able to recover the excess costs.

Some of our government contracts are also subject to termination or renegotiation at the convenience of the government, which could result in a large decline in revenue in any given quarter. Although government contracts have provisions providing for the reimbursement of costs associated with termination, the termination of a material contract at a time when our funded backlog does not permit redeployment of our staff could result in reductions of employees. Optex generally utilizes contract and temporary labor to supplement the regular workforce.  This allows the company to mitigate impacts of significant fluctuations in volume through flexibility in increasing or decreasing the temporary labor workforce as customer requirements dictate.  In addition, the timing of payments from government contracts is also subject to significant fluctuation and potential delay, where first article acceptance and test requirements are required or where a progress billing clause is not provided for in the contract.. Any such delay could result in a temporary shortage in our working capital.

If we fail to scale our operations appropriately in response to growth and changes in demand, we may be unable to meet competitive challenges or exploit potential market opportunities, and our business could be materially and adversely affected.

Our past growth has placed, and any future growth in our historical business is expected to continue to place, a significant strain on our management personnel, infrastructure and resources. To implement our current business and product plans, we will need to continue to expand, train, manage and motivate our workforce, and expand our operational and financial systems, as well as our manufacturing and service capabilities. All of these endeavors will require substantial management effort and additional capital. If we are unable to effectively manage our expanding operations, we may be unable to scale our business quickly enough to meet competitive challenges or exploit potential market opportunities, and our current or future business could be materially and adversely affected.

We do not have long-term employment agreements with our key personnel, other than our Chief Operating Officer. If we are not able to retain our key personnel or attract additional key personnel as required, we may not be able to implement our business plan and our results of operations could be materially and adversely affected.

We depend to a large extent on the abilities and continued participation of our executive officers and other key employees. The loss of any key employee could have a material adverse effect on our business. We do not presently maintain “key man” insurance on any key employees. We believe that, as our activities increase and change in character, additional, experienced personnel will be required to implement our business plan. Competition for such personnel is intense and we cannot assure you that they will be available when required, or that we will have the ability to attract and retain them. In addition, we do not presently have depth of staffing in our executive, operational and financial management. Until additional key personnel can be successfully integrated with its operations, the timing or success of which we cannot currently predict, our results of operations and ultimate success will be vulnerable to difficulties in recruiting a new executive management team and losses of key personnel.

Risks Relating to the Reorganization

The Company’s directors and executive officers beneficially own a substantial percentage of the Company’s outstanding common stock, which gives them control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company .

As a result of the Reorganization, Sileas Corp. which is owned by  the Company’s three officers (one of whom is also one of the Company’s three directors), beneficially owns, in the aggregate, approximately 73% of the Company’s outstanding common stock. The interests of the Company’s management may differ from the interests of other stockholders. As a result, the Company’s executive management will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•	electing or defeating the election of directors;

•	amending or preventing amendment of the Company’s certificate of incorporation or bylaws;

•	effecting or preventing a Reorganization, sale of assets or other corporate transaction; and controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s management’s beneficial stock ownership may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Public company compliance may make it more difficult to attract and retain officers and directors ..

The Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Company expects these new rules and regulations to increase compliance costs in 2010 and beyond and to make certain activities more time consuming and costly. As a public entity, the Company also expects that these new rules and regulations may make it more difficult and expensive for the Company to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Company to attract and retain qualified persons to serve as directors or as executive officers.

Risks Relating to the Common Stock

The Company’s stock price may be volatile .

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	technological innovations or new products and services by the Company or its competitors;

•	additions or departures of key personnel;

•
limited “public float” following the Reorganization, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•	the Company’s ability to execute its business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained .

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol OPXS.OB.  However, there is limited trading activity and not currently a liquid trading market.  There is no assurance as to when or whether a liquid trading market will develop, and if such a market does develop, there is no assurance that it will be maintained.  Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.  As a result, purchasers of the Company’s common stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline or could affect the Company’s ability to raise additional working capital ..

If the Company’s current stockholders seek to sell substantial amounts of common stock in the public market either upon expiration of any required holding period under Rule 144 or pursuant to an effective registration statement, it could create a circumstance commonly referred to as “overhang,” in anticipation of which the market price of the Company’s common stock could fall substantially.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for the Company to raise additional financing in the future through sale of securities at a time and price that the Company deems acceptable.

The elimination of monetary liability against the Company’s directors, officers and employees under Delaware law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees .

The Company’s certificate of incorporation does not contain any specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; however, the Company provides such indemnification to its directors and officers to the extent provided by Delaware law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

USE OF PROCEEDS

We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Stockholders. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Stockholders at the time it offers and sells such shares.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Effective with the start of trading on May1, 2009, our stock received a ticker symbol change from “SSTX” to “OPXS” from FINRA and commenced trading under the new symbol on the OTC Bulletin Board.  Trading in our stock has historically been sporadic, trading volumes have been low, and the market price has been volatile.

The following table shows the range of high and low bid prices for our common stock as reported by the OTC Bulletin Board, as the case may be, for each quarter since the beginning of 2007. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

Period	High	Low

First Quarter 2007	$.08	$.08

Second Quarter 2007	$.08	$.08

Third Quarter 2007	$.08	$.08

Fourth Quarter 2007	$.08	$.08

First Quarter 2008	$.08	$.08

Second Quarter 2008	$.08	$.12

Third Quarter 2008	$.12	$.12

Fourth Quarter 2008	$.12	$.12

First Quarter 2009	$.12	$.12

On May 11, 2009, the sale price for our common stock as reported on the OTCBB was $.30 per share.

Securities outstanding and holders of record

On May 11, 2009 there were approximately 99 record holders of our common stock and 141,464,940  shares of our Common Stock issued and outstanding.

Dividend Policy

We have not paid and do not expect to pay dividends on our common stock. Any future decision to pay dividends on our common stock will be at the discretion of our board and will depend upon, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

Information respecting equity compensation plans

Summary Equity Compensation Plan Information

The Company had no equity compensation plans as of September 30, 2008 and adopted its 2009 Stock Option Plan on March 26, 2009. See Equity Plan Compensation Information on p. 26.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Reorganization refer to Optex, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

Background

On March 30, 2009, a reorganization/share exchange (“Reorganization”) occurred whereby the then existing shareholders of Optex Systems (Delaware) exchanged their shares of Common Stock with the shares of Common Stock of Optex Systems Holdings, Inc. (formerly Sustut Exploration, Inc.) (the “Company”) as follows:   (i) the outstanding 85,000,000 shares of Optex Systems (Delaware) Common Stock were exchanged by the Company for 113,333,282 shares of Company Common Stock, (ii) the outstanding 1,027 shares of Optex Systems (Delaware) Series A Preferred Stock be exchanged by the Company for 1,027 shares of Company Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Optex Systems (Delaware) Common Stock purchased in the private placement were exchanged by the Company for 8,131,667 shares of Company Common Stock.  Optex Systems (Delaware) shall remain a wholly-owned subsidiary of the Company.

As a result of the Reorganization, the Company changed its name to from Sustut Exploration Inc. to Optex Systems Holdings, Inc. and its year end from December 31 to a fiscal year ending on the Sunday nearest September 30.  This change in year end resulted in a change in quarter end from March 31, 2009 to March 29, 2009.

Simultaneously with the closing under the Reorganization Agreement (and the shares included above), as of March 30, 2009, the Company accepted subscriptions (“Private Placement”) from accredited investors for a total 27 units (the "Units"), for $45,000.00 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of the Company and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Registrant after the closing referenced above.  Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and consideration which constituted indebtedness owed to an investor of $146,250, net proceeds after stock issuance costs of $59,416 were $874,529.  The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

Optex, which was founded in 1987, is a Richardson, Texas – based ISO 9001:2008 certified concern, which manufactures optical sighting systems and assemblies primarily for Department of Defense (DOD) applications. Its products are installed on a majority of types of U.S. military land vehicles, such as the Abrams and Bradley fighting vehicles, Light Armored and Armored Security Vehicles and have been selected for installation on the Stryker family of vehicles. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies.   The Company products consist primarily of build-to-customer print products that are delivered both directly to the armed services and to other defense prime contractors.

Optex delivers high volume products, under multi-year contracts, to large defense contractors. Optex has the reputation and credibility with those customers as a strategic supplier. The successful completion of the separation from IRSN has enhanced the Company’s ability to serve its existing customers and will set the stage for it to become a center of manufacturing excellence. The Company also anticipates the opportunity to integrate some of its night vision and optical sights products into retail applications.  The Company now plans to carry on the business of Optex as its sole line of business, and all of the Company’s operations are expected to be conducted by and through Optex.  All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Reorganization refer to the Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.

Plan of Operation

Through a private placement offering completed in conjunction with closing under the Reorganization Agreement, the Company has raised $1,219,750 ($874,529, net of finders fees, stock issuance costs and satisfaction of indebtedness owed to an investor) to fund operations.  The proceeds will be used as follows:

Description	Offering
Additional Personnel	$150,000
Legal and Accounting Fees	$100,000
Investor Relations Fees	96,000
Working Capital	$528,529

Totals:	$874,529

Results of Operations

Three Months Ended March 29, 2009 Compared to the Three Months Ended March 30, 2008

Revenues.   During the three months ended March 29, 2009, we recorded revenues of $6.7 million, as compared to revenue for the three months ended March 30, 2008 of $5.6 million, an increase of $1.1 million or 19.6%.  This increase in revenues was primarily due to the ramp up of production on our U.S. government and General Dynamics periscope lines to meet new orders and accelerated delivery customer requirements..

Cost of Goods Sold.   During the quarter ended March 29, 2009, we recorded cost of goods sold of $6.2 million as opposed to $5.0 million during the quarter ended March 30, 2008, an increase of $1.2 million or 24.0%.  This increase in cost of goods sold was primarily due to increased revenue on our periscope lines in support of higher backlog and accelerated delivery schedules, in addition to increased intangible amortization resulting from the Optex Systems, Inc. – Delaware acquisition from Irvine Sensors on October 14, 2008.  The gross margin during the quarter ended March 29, 2009 is 8.3% of revenues as compared to a gross margin of 10.7% for the quarter ended March 30, 2008.  While product gross margins substantially improved to 13.6% for the quarter ended March 29, 2009 versus 10.7% for the quarter ended March 30, 2008 due to changes in revenue mix combined with significant labor cost efficiency improvements, this margin increase was offset by  the amortization of intangible expenses related to the acquisition of Optex from Irvine Sensors that were allocated to cost of goods sold of $0.4 million, or 5.3% of revenues, in the quarter ended March 29, 2009 , resulting in an overall gross margin of 8.3% for the quarter ending March 29, 2009.

G&A Expenses . During the three months ended March 29, 2009, we recorded operating expenses of $ 0.7 million as opposed to $1.2 million during the three months ended March 30, 2008, a decrease of $0.5 million or 41.7%.  This decrease in G&A expenses was primarily due to the elimination of Corporate Cost allocations from Irvine Sensors of $0.5 million, the Irvine Sensors, Employee Stock Bonus Plan (ESBP) of $0.1 million and further reductions in consulting and travel expenses previously charged to Optex by Irvine Sensors in the three months ended March 30, 2008.  These cost reductions were partially offset by increased costs in legal and accounting fees for Optex Systems as a stand-alone entity from Irvine Sensors.

Loss Before Other Expenses and Taxes. During the three months ended March 29, 2009, we recorded a loss of $(0.1) million as opposed to $(0.6) million during the three months ended March 30, 2008 a decrease of $0.5 million or 83.3%.  This reduced loss before other expenses and taxes was primarily due to increased sales revenue in the three months ended March 29, 2009 combined with reductions in general and administrative expenses driven by the elimination of Irvine Sensors corporate costs pushed down to Optex in the three months ended March 30, 2008.

Net Loss .  During the three months ended March 29, 2009, we recorded a net loss of $(0.33) million, as compared to $(0.68) million for three months ended March 30, 2008, a decrease of $0.35 million or 51.5%.  This decrease in net loss was principally the result of a reduction in operating expenses related to costs pushed down from Irvine Sensors in the three months ended March 30, 2008 combined with increased revenue in three months ended March 29, 2009.  Additionally, in the three months ended March 29, 2009 Optex incurred $0.5 million in total intangible expenses, representing an increase of $0.4 million over the three months ended March 30, 2008.  The increased intangible expenses relate to the acquisition of Optex from Irvine Sensors.  Federal Income Taxes expense increased by $0.1 million in the three months ended March 29, 2009 as a result of increased profit before intangible expense (which is excluded for income tax purposes), over the prior year quarter.  In 2008, there was no Federal Income Tax expense due to the accumulated retained deficit position. Excluding the impact of the increased intangible expenses of $0.4 million, we would have recorded net income of $0.07 million for the three months ended March 29, 2009.

Six Months Ended March 29, 2009 Compared to the Six Months Ended March 30, 2008

Revenues.   During the six months ended March 29, 2009, we recorded revenues of $14.0 million, as compared to revenue for the six months ended March 30, 2008 of $10.0 million, an increase of $4.0 million or 40.0%.  This increase in revenues was primarily due to the ramp up of production on our U.S. government and General Dynamics periscope lines to meet new orders and accelerated delivery customer requirements..

Cost of Goods Sold.   During the six months ended March 29, 2009, we recorded cost of goods sold of $12.5 million as opposed to $8.9 million during the six months ended March 30, 2008, an increase of $3.6 million or 40.4%.  This increase in cost of goods sold was primarily due to increased revenue on our periscope lines in support of higher backlog and accelerated delivery schedules, in addition to increased intangible amortization resulting from the Optex Systems, Inc. – Delaware acquisition from Irvine Sensors on October 14, 2008.  The gross margin during the six months ended March 29, 2009 is 10.8% of revenues as compared to a gross margin of 11.7% for the six months ended March 30, 2008.  While product gross margins substantially improved to 14.9% for the six months ended March 29, 2009 versus 11.7% for the six months ended March 30, 2008 due to changes in revenue mix combined with significant labor cost efficiency improvements, this margin increase was offset by the amortization of intangible expenses related to the acquisition of Optex-Texas from Irvine Sensors that were allocated to cost of goods sold of $0.6 million, or 4.1% of revenues, in the six months ended March 29, 2009, and resulted in an overall gross margin of 10.8% for the six months ended March 29, 2009.

G&A Expenses . During the six months ended March 29, 2009, we recorded operating expenses of $ 1.3 million as opposed to $2.5 million during the six months ended March 30, 2008, a decrease of $1.2 million or 48.0%.  This decrease in G&A expenses was primarily due to the elimination of Corporate Cost allocations from Irvine Sensors of $0.9 million, the Irvine Sensors, Employee Stock Bonus Plan (ESBP) of $0.2 million and further reductions in consulting and travel expenses previously charged to Optex by Irvine Sensors in the six months ended March 30, 2008.  These cost reductions were partially offset by increased legal and accounting fees for Optex Systems as a stand-alone entity from Irvine Sensors.

Earnings Before Other Expenses and Taxes. During the six months ended March 29, 2009, we recorded earnings of $0.2 million as opposed to a loss of $(1.3) million during the six months ended March 30, 2008, an increase of 1.5 million or 115.4%.  This increase in earnings before other expenses and taxes was primarily due to increased sales revenue in the six months ended March 29, 2009 combined with reduced general and administrative expenses driven by the elimination of Irvine Sensors corporate costs pushed down to Optex in the six months ended March 30, 2008.

Net Loss .  During the six months ended March 29, 2009, we recorded a net loss of $(0.4) million, as compared to $(1.4) million for six months ended March 30, 2008, a decrease of $1.0 million or 71.4%.  This decrease in net loss was principally the result of reduced operating expenses related to costs pushed down from Irvine Sensors in the six months ended March 30, 2008 combined with increased revenue in six months ended March 29, 2009.  Additionally, in the six months ended March 29, 2009 Optex incurred $1.0 million in intangible expenses, representing an increase of $0.7 million over the six months ended March 30, 2008.  The increased intangible expenses relate to the acquisition of Optex from Irvine Sensors.  Federal Income Taxes expense increased by $0.4 million in the six months ended March 29, 2009 as a result of increased profit before intangible expense (which is excluded for income tax purposes), over prior year.  In 2008, there was no Federal Income Tax expense due to the accumulated retained deficit position. Excluding the impact of the increased intangible expenses of $0.7 million, we would have recorded net income of $0.3 million for the six months ended March 29, 2009.

Year Ended September 28, 2008 Compared to Year Ended September 30, 2007

Revenues.   During the year ended September 28, 2008, we recorded revenues of $20.0 million, as compared to revenue for the year ended September 30, 2007 of $15.4 million, an increase of $4.6 million or 29.9%.  This increase in revenues was primarily due to increased shipments on the ICWS periscope, and M137 & M187 Howitzer programs.

Cost of Goods Sold.   During the year ended September 28, 2008, we recorded cost of goods sold of $18.1 million as opposed to $17.4 million during the year ended September 30, 2007, an increase of $0.7 million or 4.5%.  This increase in cost of goods sold was primarily due to increased revenues of $4.6 million.  The margins on the increased revenue is significantly improved over the year ended September 30, 2007 due to equitable price adjustments and accelerated schedule consideration received in the year ended September 2008 on periscopes and Howitzer programs.  Additionally, the gross margin for year ended September 30, 2007 included significant contract loss reserves, excess and obsolescence and other non recurring inventory adjustments related to unrecoverable costs increases on fixed price contracts ..

Loss Before Other Expenses and Taxes. During the year ended September 28, 2008, we recorded a loss of $3.1 million as opposed to $6.8 million during the year ended September 30, 2007, a decrease of $3.7 million or 54.4%.  This decrease in loss was primarily due to the negotiation of several equitable price adjustments and consideration on accelerated delivery schedules in the year ended September 28, 2008.  Additionally, for the year ended December 30, 2007 non-recoverable cost increases on fixed price contracts resulted in significant contract loss and excess and obsolete inventory reserves as discussed above in cost of goods sold.  These losses were partially offset in 2008 with equitable price adjustments negotiated with the customer.

Net Loss .  During the year ended September 28, 2008, we recorded a net loss of $4.8 million, as compared to $6.8 million for year ended September 30, 2007, a decrease of $2.0 million or 29.4%.  This decrease in net loss was principally the result of increased revenues and negotiated equitable and other price adjustments discussed above partially offset by a $1.6 million adjustment for asset impairment of goodwill,  Goodwill was reviewed as of September 28, 2008 based upon the most recent value of the company as determined by the sale to third party purchasers on October 14, 2008.

Liquidity and Capital Resources

We have historically met our liquidity requirements from a variety of sources, including government and customer funding through contract progress bills, short term loans,  and notes from related parties.  Based upon our current working capital position and potential for expanded business revenues, we believe that our working capital is sufficient to fund our current operations for the next 12 months.  However, based on our strategy and the anticipated growth in our business, we believe that our liquidity needs may increase. The amount of such increase will depend on many factors, including the costs associated with the fulfillment of our projects, whether we upgrade our technology, and the amount of inventory required for our expanding business.  If our liquidity needs do increase, we believe additional capital resources would be derived from a variety of sources including, but not limited to, cash flow from operations, further private placement of our common stock and/or incurrence of indebtedness.

For the six months ended March 29, 2009

Cash and Cash Equivalents.   As of March 29, 2009, we had cash and cash equivalents of $1.2 million, as compared to cash and cash equivalents of $0.2 million as of September 28, 2008.  The increase in cash and cash equivalents was primarily due to the net proceeds received by us in the private placement combined with accelerated collections on government contracts as a result of discounted payment terms.

Net Cash Used in Operating Activities. Net cash provided in operating activities totaled $0.4 million for the six months ended March 31, 2009, as compared to $0.3 million used for the six months ended March 30, 2008.

Net Cash Used in Investing Activities. Net cash used in investing activities totaled $0.03 million during the six months ended March 29, 2009, as compared to net cash used in investing activities of $0.10 million during the six months ended March 30, 2008.

Net Cash Provided By Financing Activities. Net cash provided by financing activities totaled $0.6 million during the six months ended March 29, 2009, as compared to zero during the six months ended March 30, 2008.  The change of $0.6 million is due to receipt of the private placement funds of $0.87 million offset by funds used to repay outstanding loans of $(0.23) million.

For the 12 months ended September 28, 2008

Cash and Cash Equivalents.   As of September 28, 2008, we had cash and cash equivalents of $0.2 million compared to $0.5 million in 2007.

Net Cash Used in Operating Activities. For the year ended September 28, 2008 we used $0.6 million of net cash in operating activities, as compared to using $1.5 million of net cash in operating activities during 2007.

Net Cash Used in Investing Activities. Net cash used in investing activities totaled $0.1 million during the 12 months ended September 28, 2008, as compared to net cash used in investing activities of $0.06 million during the 12 months ended September 30, 2007.

Net Cash Provided By Financing Activities. Net cash provided by financing activities totaled $0.4 million during the 12 months ended September 28, 2008, as compared to net cash provided by financing activities of $2.0 million during the 12 months ended September 30, 2007

Critical Accounting Policies and Estimates

Basis of Presentation

Principles of Consolidation: The consolidated financial statements include the accounts of Optex Systems Holdings, Inc. and its wholly-owned subsidiary, Optex Systems, Inc. (Delaware). All significant inter-company balances and transactions have been eliminated in consolidation.

The accompanying financial statements include the historical accounts of Optex Systems, Inc. (Delaware). As a result of the October 14, 2008 transaction, the accompanying financial statements also include the historical accounts of Optex Systems, Inc. (Texas).
Although, Optex Systems, Inc. (Texas) has been majority owned by various parent companies described in the preceding paragraphs, no accounts of the parent companies or the effects of consolidation with any parent companies have been included in the accompanying financial statements The Optex Systems, Inc. (Texas) accounts have been presented on the basis of push down accounting in accordance with Staff Accounting Bulletin No. 54 (SAB 54) Application of “Push Down” Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase . SAB 54 states that the push down basis of accounting should be used in a purchase transaction in which the entity becomes wholly-owned. Under the push down basis of accounting certain transactions incurred by the parent company, that would otherwise be accounted for in the accounts of the parent, are “pushed down” and recorded on the financial statements of the subsidiary. Accordingly, items resulting from the purchase transaction such as goodwill, debt incurred by the parent to acquire the subsidiary and other cost related to the purchase have been recorded on the financial statements of the Company.

The consolidated financial statements presented as of the period ended March 29, 2009 include the equity transactions of the Reorganization Agreement executed March 30, 2009, which precipitated the change in year end.

Use of Estimates:   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Accounts Receivable: The Company records its accounts receivable at the original sales invoice amount less shipment liquidations for previously collected advance/progress bills and an allowance for doubtful accounts. An account receivable is considered to be past due if any portion of the receivable balance is outstanding beyond its scheduled due date. On a quarterly basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on its history of past write-offs and collections, and current credit conditions. No interest is accrued on past due accounts receivable. As the customer base is primarily U.S. government and government prime contractors, the Company has concluded that there is no need for an allowance for doubtful accounts for the years ended September 28, 2008 and September 30, 2007.

Warranty Costs:   Optex warrants the quality of its products to meet customer requirements and be free of defects for twelve months subsequent to delivery.  On certain product lines the warranty period has been extended to 24 months due to technical considerations incurred during the manufacture of such products.  In the year ended September 28, 2008, the company incurred $227,000 of warranty expenses representing the estimated cost of repair or replacement for specific customer returned products still covered under warranty as of the return date and awaiting replacement, in addition to estimated future warranty costs for shipments occurring during the twelve months proceeding September 28, 2008.  Future warranty costs were determined, based on estimated cost of replacement for expected returns based upon our most recent experience rate of defects as a percentage of sales.  Prior to fiscal year 2008, all warranty expenses were incurred as product was replaced with no reserve for warranties against deliveries in the covered period.

Estimated Costs to Complete and Accrued Loss on Contracts:   The Company reviews and reports on the performance of its contracts and production orders against the respective resource plans for such contracts/orders. These reviews are summarized in the form of estimates to complete ("ETC”s) and estimates at completion (“EAC”s).  EACs include Optex’s incurred costs to date against the contract/order plus management's current estimates of remaining amounts for direct labor, material, other direct costs and subcontract support and indirect overhead costs based on the completion status and future contractual requirements for each order. If an EAC indicates a potential overrun (loss) against a fixed price contract/order, management generally seeks to reduce costs and /or revise the program plan in a manner consistent with customer objectives in order to eliminate or minimize any overrun and to secure necessary customer agreement to proposed revisions.

If an EAC indicates a potential overrun against budgeted resources for a fixed price contract/order, management first attempts to implement lower cost solutions to still profitably meet the requirements of the fixed price contract.  If such solutions do not appear practicable, management makes a determination whether to seek renegotiation of contract or order requirements from the customer. If neither cost reduction nor renegotiation appears probable, an accrual for the contract loss/overrun is recorded against earnings and the loss is recognized in the first period the loss is identified based on the most recent EAC of the particular contract or product order.

Goodwill and Other Intangible Assets:   Goodwill represents the cost of acquired businesses in excess of fair value of the related net assets at acquisition.  The Company does not amortize goodwill, but tests it annually for impairment using a fair value approach as of the first day of its fourth fiscal quarter and between annual testing periods, if circumstances warrant.  Goodwill of Optex was reviewed as of September 30, 2007 and based on the assessment, it was determined that no impairment was required.  Goodwill was reviewed as of September 28, 2008, and it was determined that an impairment charge of $1,586,416 was required. The fair values assigned to the assets of the Company and the goodwill was based upon the most recent value of the Company as determined by the sale to third party purchasers on October 14, 2008.

The Company amortizes the cost of other intangibles over their estimated useful lives, unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values. The identified amortizable intangible assets at September 28, 2008 and September 30, 2007 derived from the acquisition of Optex by Irvine Sensors and consisted of non-competition agreements and customer backlog, with initial useful lives ranging from two to eight years. Intangible assets with indefinite lives are tested annually for impairment, as of the first day of the Company's fourth fiscal quarter and between annual periods, if impairment indicators exist, and are written down to fair value as required.

Revenue Recognition: The Company recognizes revenue upon transfer of title at the time of shipment (F.O.B. shipping point), when all significant contractual obligations have been satisfied, the price is fixed or determinable, and collectability is reasonably assured.

Recent Accounting Pronouncements

In June 2006, The FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company's consolidated financial position, results of operations, or cash flows.

In September 2006, the FASB issued FASB No. 157, “Fair Value Measurements” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements. While FASB No. 157 does not apply to transactions involving share-based payment covered by FASB No. 123, it establishes a theoretical framework for analyzing fair value measurements that is absent from FASB No. 123. We have relied on the theoretical framework established by FASB No. 157 in connection with certain valuation measurements that were made in the preparation of these financial statements. FASB No. 157 is effective for years beginning after November 15, 2007. Subsequent to the Standard’s issuance, the FASB issued an exposure draft that provides a one year deferral for implementation of the Standard for non-financial assets and liabilities. The adoption of FASB No. 157 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In February 2007, Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115,” (FASB 159), was issued. This standard allows a company to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities on a contract-by-contract basis, with changes in fair value recognized in earnings. The provisions of this standard are effective as of the beginning of our fiscal year 2008, with early adoption permitted. The adoption of FASB No. 159 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In March 2007, the Financial Accounting Standards Board ratified Emerging Issues Task Force (“EITF”) Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements”.  EITF 06-10 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement.  EITF 06-10 is effective for fiscal years beginning after December 15, 2007.  The Company is currently evaluating the impact of EITF 06-10 on its financial statements, but does not expect it to have a material effect.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations and SFAS No. 160, Accounting and Reporting of Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51. These new standards will significantly change the accounting for and reporting of business combinations and non-controlling (minority) interests in consolidated financial statements. Statement Nos. 141(R) and 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company is currently evaluating the impact of adopting SFAS Nos. 141(R) and SFAS 160 on its financial statements. See Note 14 to the financial statements for the year ended September 28, 2008 for adoption of SFAS 141R subsequent to December 31, 2008.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. The Company does not have any outstanding stock options.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 161, "Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended   September 30, 2009 . The Company is currently evaluating the impact of SFAS 161 on its financial statements but does not expect it to have a material effect

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 162," The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of FASB No. 162 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, "Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60" (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended   September 30, 2011.  The Company is currently evaluating the impact of SFAS 163 on its financial statements but does not expect it to have a material effect.

Cautionary Factors That May Affect Future Results

This Registration Statement on Form S-1 and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. You can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. You can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. You must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement. You should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. In various filings the Company has identified important factors that could cause actual results to differ from expected or historic results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete list of all potential risks or uncertainties.

BUSINESS

Background

On March 30, 2009, a closing (“Reorganization”) occurred whereby the then existing shareholders of the Company exchanged their shares of Company Common Stock with the shares of Common Stock of Sustut Exploration, Inc. (“Registrant”) as follows:  (i) the outstanding 85,000,000 shares of Company Common Stock were exchanged by Registrant for 113,333,282 shares of Registrant Common Stock, (ii) the outstanding 1,027 shares of Company Series A Preferred Stock were exchanged by Registrant for 1,027 shares of Registrant Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Company purchased in the private placement were exchanged by Registrant for 8,131,667 shares of Registrant Common Stock, as acknowledged by Registrant.   The Company shall remain a wholly-owned subsidiary of Registrant, and the Company’s shareholders are now shareholders of Registrant.

Simultaneously with closing under the Reorganization Agreement (and the shares are included above), as of March 30, 2009 , the Company accepted subscriptions (“Private Placement”) from accredited investors for a total 27 units (the "Units"), for $45,000.00 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of the Company and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Registrant after the closing referenced above.  Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and consideration which constituted indebtedness owed to an investor of $146,250, net proceeds were $933,945.  The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

Optex, which was founded in 1987, is a Richardson, Texas – based ISO 9001:2008 certified concern, which manufactures optical sighting systems and assemblies primarily for Department of Defense (DOD) applications. Its products are installed on a majority of types of U.S. military land vehicles, such as the Abrams and Bradley fighting vehicles, Light Armored and Armored Security Vehicles and have been selected for installation on the Stryker family of vehicles. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies. The Company’s products consist primarily of build-to-customer print products that are delivered both directly to the armed services and to other defense prime contractors.

Optex delivers high volume products, under multi-year contracts, to large defense contractors. Optex has the reputation and credibility with those customers as a strategic supplier. The successful completion of the separation from IRSN has enhanced the Company’s ability to serve its existing customers and will set the stage for it to become a center of manufacturing excellence. The Company also anticipates the opportunity to integrate some of its night vision and optical sights products into retail applications.  The Company now plans to carry on the business of Optex as its sole line of business, and all of the Company’s operations are expected to be conducted by and through Optex.

Organizational History

Optex Systems, Inc., which was founded in 1987, is an ISO 9001:2008 certified concern that manufactures optical sighting systems and assemblies primarily for Department of Defense (DOD) applications. Optex was a privately-held company, since inception until being acquired by publicly traded Irvine Sensors Corp. (IRSN) on December 30, 2005 and was operated as a wholly owned subsidiary of IRSN. On October 14, 2008, Optex Systems Inc. (Delaware) acquired Optex Systems in a public auction process. Optex Delaware was formed by the Longview Fund, LP and Alpha Capital Antstalt, former secured creditors of IRSN, to consummate the transaction with the Company, and subsequently, on February 20, 2009, Longview Fund conveyed its ownership interest in the Company to Sileas Corp., an entity owned by three of the Company’s officers (one of whom is also one of the Company’s three directors).  See “Background” directly above this subsection for a discussion of the Reorganization which closed on March 30, 2009.

Products

Optex products are installed on a majority of types of U.S. military land vehicles, such as the Abrams and Bradley fighting vehicles, Light Armored and Advanced Security Vehicles and have been selected for installation on the Future Combat Systems (FCS) Stryker vehicle. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies. Optex delivers its products both directly to the military services and to prime contractors.

Optex delivers high volume products, under multi-year contracts, to large defense contractors. Optex has the reputation and credibility with those customers as a strategic supplier. The successful completion of the separation from IRSN has enhanced the company’s ability to serve its existing customers and will set the stage for it to become a center of manufacturing excellence. The Company also anticipates the opportunity to integrate some of its night vision and optical sights products into retail applications.

Specific product lines include:

•	Electronic sighting systems

•	Mechanical sighting systems

•	Laser protected glass periscopes

•	Laser protected plastic periscopes

•	Non-laser protected plastic periscopes

•	Howitzer sighting systems

•	Ship binoculars

•	Replacement optics (e.g. filters, mirrors)

Location and Facility

Optex is located in Richardson, TX in a 49,000 square foot facility and currently has 109 employees. The Company operates with a single shift, and capacity could be expanded by adding a second shift.  The Company’s proprietary processes and methodologies serve to provide barriers to entry by other competing suppliers. In many cases Optex is the sole source provider or one of only two providers of a product.  It has capabilities which include machining, bonding, painting, tracking, engraving and assembly and can perform both optical and environmental testing in-house.

Prior Operational/Financial Challenges; Recovery; and Future Growth Potential

During the IRSN phase of Optex’s history, its parent company faced certain business challenges and utilized the cash flow from Optex to meet other non-Optex needs.  This left Optex with inadequate operating resources.

Since the buyout, the Optex picture has dramatically changed.  Management has made substantial progress in increasing operational efficiencies and productivity and has become profitable.  Based on this progress, management estimates 2009 annual revenue of $27.4 million to be drawn from its $42 million backlog and ongoing contractual business.

Optex is currently bidding on several substantial government contracts to expand sales and production beyond the current production and backlog.  It is also exploring possibilities to adapt some of its products for commercial use where those markets show potential for solid revenue growth.

Market Opportunity – U.S. Military

Optex products are currently marketed in the military and related government markets.  Since 1998, American military spending has increased over 225% on an annual basis to over $600 billion per year.  As the American presence overseas continues, this level of spending should continue to exist.  Also, the market for replacement parts for existing military equipment is significant.

Optex meets the U.S. military requirements in its product lines:

•	Reliability – failure can cost lives

•	Cost effectiveness

•	Ability to deliver on schedule

•	Armed forces need to be able to see to perform

•	Mission critical products.

Therefore, Optex is well positioned to continue to service U.S. military needs.

Market Opportunity – Commercial/Retail

Optex products are currently sold exclusively to military and related government markets. We believe we have significant potential retail opportunities to commercialize various products we presently manufacture.  Our initial focus will be directed in three product areas.

•
Big Eye Binoculars – While the military application we produce is based on mature military designs, Optex owns all castings, tooling and glass technology.  These large fixed mount binoculars could be sold to Cruise Ships, Personal Yachts and Cities/Municipalities.

•
Night Vision Goggles – Optex presently manufactures the Optical System for the NL-61 Night Vision Goggles for the Ministry of Defense of Israel. This technology is based on the IR Squared design and could be implemented for retail commercial applications.

•
Infrared Imaging Equipment – Optex manufactures and assembles Infrared Imaging Equipment for Textron and components for Raytheon’s Thermal Imaging M36 Mount product. This equipment and technology has potential to be assembled for border patrol, police and security agencies.

Customer Base

Optex serves customers in three primary categories:  as prime contractor (TACOM, U.S. Army, Navy and Marine Corps), as subcontractor (General Dynamics, BAE, Raytheon and Northrop) and also as a supplier to foreign governments (Israel, Australia and NAMSA).  Although we do serve all three of these categories, at present, approximately 90% of the gross revenue from our business is derived from two customers, General Dynamics Land Systems (“GDLS”) and U.S. Army TACOM, with which we have approximately 50 discrete contracts which cover supply of vehicles, product lines and spare parts.  Given the size of GDLS and TACOM as well as the fact that the contracts are not interdependent, we are of the opinion that this provides us with a well diversified customer pool.  This broad base enables Optex to mitigate its risk in this economic environment by not relying on a sole or few sources of revenue as well as providing a broad base from which to build its future business.

Marketing Plan

Optex has used two models to help define its Marketing Plan.  First, Michael Porter’s Five Force Model.

Potential Entrants – Low.   In order to enter this market companies have a large barrier to entry.  The first hurdle is that an entrant would need to prove the existence of a government approved accounting systems for larger contracts.  Second, the entrant would need to develop the processes required to produce the product.  Third, the entrant would need to produce product and submit successful test requirements (many of which need government consultation to complete).  Finally, in many cases the customer has an immediate need, cannot wait for this qualification cycle, and must issue the contracts to existing suppliers.

Buyers – Medium.   In most cases the buyers have two fairly strong suppliers.  It is in their best interest to keep at least two, and therefore in some cases the contracts are split between suppliers.  In the case of larger contracts, the customer can potentially request an open book policy on costs and expect a reasonable margin has been applied.

Substitutes – Low.   Optex has both new vehicle contracts and replacement part contracts for the exact same product.  The US Government has declared that the Abrams/Bradley base vehicles will be the ground vehicle of choice out through 2040.  This allows efficiencies within the supply chain and a very long ROI on new vehicle proposals.

Suppliers – Low to Medium.   The suppliers of standard processes (casting, machining, plating, etc.) have very little power.  Given the current state of the economy, they need to be very competitive to gain and /or maintain contracts.  Those suppliers of products which use Top Secret Clearance processes are slightly better off; however, there continues to be multiple avenues of supply and therefore moderate power.

Industry Competitors – Low.   The current suppliers have been partitioned according to their processes and the products.  Optex and Miller-Holzwarth tend to compete for the plastic periscope products whereas Optex and Seiler have competed on the higher level products.  In the last 12-18 months, Optex has begun to challenge Seiler in areas where they have long held the dominant role.  For example, while the existing Howitzer contracts are at low margins, the new bids will be at a much higher margin now that Optex has proven they can produce the product.

The second model is a two by two matrix for Products and Customers.

This model describes three basic actions for Optex:

1)	Take Existing Products into the applications of New Customers.

2)	Take New Products into our Existing Customers.

3)	Expand the Portfolio by developing New Products for New Customers.

Operations Plan

The Operations Plan for Optex can be broken down into three distinct areas:  Material Management, Manufacturing Space Planning, and Efficient Economies of Scale.

Materials Management

The largest portion of costs captured in the Optex Income Statement is Materials. Optex has completed the following activities in order to demonstrate continuous improvement:

-	Successful Completion of ISO9001:2000 Re-Certification

-	Weekly Cycle Counts on Inventory Items

-	Weekly Material Review Board Meeting on non-moving piece parts

-	Kanban kitting on products with consistent weekly ship quantities

-	Daily review of Yields and Product Velocity

-	Bill of Material Reviews prior to Work Order Release

Future continuous improvement opportunities include installation and training of the Shop Floor Control module within our ERP system and organizational efficiencies of common procurement techniques among buyers.

Manufacturing Space Planning

The existing square footage occupied by Optex is 49,000.  While not critical at this time, Optex needs to explore expansion opportunities to support future growth.  Given the ample building opportunities along with competitive lease rates, the objective is to maintain building and building related costs consistent on a percent to sales perspective on the Income Statement.  This leads to the third and final area.

Efficient Economies of Scale

Consistent with the aforementioned Space Planning, Optex will drive the economies of scale to reduce support costs on a percentage of sales basis.  These cost reductions can then be either brought directly to the bottom line or used for business investment.

This process is driven by the use of Six Sigma techniques and Process Standardization.  Initial activities in this area have been the success of 5S projects in several production areas which has lead to improved output and customer approval on the aesthetics of the work environment.  In addition to the 5S projects, Optex has used the DMAIC (Define, Measure, Analyze, Improve, Control) Problem Solving technique to identify bottlenecks within the process flow and improve product yields.  These successful techniques can then be duplicated across the production floor and drive operational improvements.

Intellectual Property

We utilize several highly specialized and unique processes in the manufacture of our products.  While we believe that these trade secrets have value, it is probable that our future success will depend primarily on the innovation, technical expertise, manufacturing and marketing abilities of our personnel. We cannot assure you that we will be able to maintain the confidentiality of our trade secrets or that our non-disclosure agreements will provide meaningful protection of our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or other disclosure.  The confidentiality agreements that are designed to protect our trade secrets could be breached, and we might not have adequate remedies for the breach.  Additionally, our trade secrets and proprietary know-how might otherwise become known or be independently discovered by others.  We do not possess any patents.

Our competitors, many of which have substantially greater resources, may have applied for or obtained, or may in the future apply for and obtain, patents that will prevent, limit or interfere with our ability to make and sell some of our products. Although we believe that our products do not infringe on the patents or other proprietary rights of third parties, we cannot assure you that third parties will not assert infringement claims against us or that such claims will not be successful.

Competition

The markets for our products are competitive. We compete primarily on the basis of our ability to design and engineer products to meet performance specifications set by our customers. Our customers include the military and government end users as well as prime contractors that purchase component parts or subassemblies, which they incorporate into their end products.  Product pricing, quality, customer support, experience, reputation and financial stability are also important competitive factors.

There are a limited number of competitors in each of the markets for the various types of products that we design, manufacture and sell. At this time we consider our primary competitors to be Seiler Instruments, Miller-Holzwarth, Kent Periscopes, and EO System Co.

Our competitors are often well entrenched, particularly in the defense markets. Some of these competitors have substantially greater resources than we do. While we believe that the quality of our technologies and product offerings provides us with a competitive advantage over certain manufacturers, some of our competitors have significantly more financial and other resources than we do to spend on the research and development of their technologies and for funding the construction and operation of commercial scale plants.

We expect our competitors to continue to improve the design and performance of their products. We cannot assure investors that our competitors will not develop enhancements to, or future generations of, competitive products that will offer superior price or performance features, or that new technology or processes will not emerge that render our products less competitive or obsolete. Increased competitive pressure could lead to lower prices for our products, thereby adversely affecting our business, financial condition and results of operations. Also, competitive pressures may force us to implement new technologies at a substantial cost, and we may not be able to successfully develop or expend the financial resources necessary to acquire new technology. We cannot assure you that we will be able to compete successfully in the future.

External Growth Potential/Roll-Up Opportunities

Optex operates in a business environment which is highly fragmented with numerous private companies which were established more than 20 years ago. Some of these companies were founded by family members 2-3 generations before the present family operators. Optex believes there are opportunities to pursue mergers of strategic competitors since we are a public entity. We are not aware of any previous attempts to roll-up companies with our defense manufacturing expertise.

The typical company we compete with has 50-100 employees and annual revenue of $20-$50 million dollars. Most of these private companies have never had the opportunity to enjoy the benefits of consolidation and the resulting economies of scale which being a public company can provide.

We plan to engage our competition on a selective basis, and explore all opportunities to grow our operations through mergers and/or acquisitions. We have no acquisition agreements pending at this time and are not currently in discussions or negotiations with any third parties.

Employees

The Company has 109 employees. To the best of its knowledge, the Company is compliant with local prevailing wage, contractor licensing and insurance regulations, and has good relations with its employees.

Changes in Registrant’s Certifying Accountant.

On March 30, 2009, the Company notified Gately & Associates, LLC, the independent accountant engaged as the principal accountant to audit the financial statements of the Company, that he was dismissed as the Company’s independent registered accountant, effective immediately.

On March 30, 2009, the Company engaged Rotenberg & Co, LLP, as its independent registered accounting firm. The decision to change accountants was recommended and approved by Company’s Board of Directors.

The audit report of Gately & Associates, LLC on the Company’s financial statements for the fiscal years ending December 31, 2007 and 2008; the most recent two periods for which said auditor has issued audit reports, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  The auditor was not required or engaged to audit the Company’s internal control over financial reporting.

During the past two fiscal years and during the subsequent interim period preceding the date of dismissal, there were no disagreements with the auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B.

The Company has provided a copy of this disclosure to Gately & Associates, LLC and has requested that he furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether he agrees with the statements made by the Company, and, if not, stating the respects in which he does not agree. A copy of his letter is filed as Exhibit 16 hereto.

During the two most recent fiscal years prior to their engagement, or any subsequent interim period prior to engaging Rotenberg & Co. LLP, neither the Company nor anyone acting on the Company’s behalf consulted with Rotenberg & Co. LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on the Company’s financial statements where either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with the Company’s former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

Forward-Looking Statements

This Registration Statement on Form S-1 contains forward-looking statements. To the extent that any statements made in this Registration Statement on Form S-1 contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Reorganization ; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which the proceeds of the Private Placement will enable the Company to fund its operations; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

LEGAL PROCEEDINGS

The Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

MANAGEMENT

Our board of directors directs the management of the business and affairs of our company as provided in our certificate of incorporation, our by-laws and the General Corporation Law of Delaware. Members of our board of directors keep informed about our business through discussions with senior management, by reviewing analyses and reports sent to them, and by participating in board and committee meetings.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on March 30, 2009, the closing date of the Reorganization.

The following table sets forth certain information with respect to the directors and executive officers of Optex Systems, Inc.:

Name	Age	Position

Stanley A. Hirschman	62	President, Secretary, Treasurer & Director

Merrick D. Okamoto	48	Director

Ronald F. Richards	43	Chairman of the Board

Danny Schoening	44	Chief Operating Officer

Karen Hawkins	44	Vice President of Finance and Controller

Stanley A. Hirschman.  Stan Hirschman is President of CPointe Associates, Inc., a Plano, Texas management consulting firm. He is a President of Sileas Corp and a director of South Texas Oil, Datascension and former chairman of Mustang Software, Inc.  While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase stockholder value resulting in the successful acquisition of the company by Quintus Corporation.  Prior to establishing CPointe Associates, he was Vice President Operations, Software Etc., Inc., a 396 retail store software chain, from 1989 until 1996.  He has also held executive positions with T.J. Maxx, Gap Stores and Banana Republic. Mr. Hirschman is a member of the National Association of Corporate Directors, the KMPG Audit Committee Institute and is a graduate of the Harvard Business School Audit Committees in the New Era of Governance symposium.  He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

Merrick D. Okamoto. Mr. Okamoto serves the Company as a Director. Mr. Okamoto is the President and Managing Member of Viking Asset Management, LLC and has been employed in the securities industry since 1983. Mr. Okamoto performs due diligence and research of potential investments for Viking and he is responsible for research, due diligence, and structuring potential investment opportunities. He is also responsible for all Viking trading operations. Mr. Okamoto is widely recognized as an advanced trader specializing in short-term trading with sector momentum and has more than 25 years of extensive experience in technical market analysis techniques. He has been a frequent speaker at national on-line trading venues. From 1987 to 1990, he hosted the television program, The Income Report. He also has appeared on CNN and The MacNeil-Lehrer Report. Before co-founding Viking in 2002, Mr. Okamoto co-founded and was the President of TradePortal.com, Inc. in 1999. TradePortal.com, Inc. is a software development company and its wholly owned subsidiary, TradePortal Securities, Inc., a direct access execution brokerage firm. Mr. Okamoto was instrumental in developing the proprietary Trade Matrix™ software platform offered by TradePortal Securities. His negotiations were key in selling a minority stake in TradePortal.com Inc. to Thomson Financial, a US $6 billion revenue company. Prior to 1999, He held Vice President positions with  Shearson Lehman Brothers, Prudential Securities and Paine Webber, and he was the founder of First Stage Capital, Inc. (1996 to 2002), which specialized in investment banking and consulting to public and private companies.

Ronald F. Richards. Mr. Richards serves the Company as its Chairman of the Board.  Mr. Richards is the founder and Managing Director of Gray Wolf Partners, LLC, a strategic and financial advisory firm. He previously served as a Managing Director of Viking Asset Management, LLC where his responsibilities included: (i) sourcing, conducting due diligence, and structuring potential investment opportunities and (ii) working with portfolio companies to enhance shareholder value. He previously served as Chief Financial Officer and Senior Vice President, Business Development of Biopure Corporation, a publicly traded biotechnology company developing oxygen therapeutics and as a Managing Director, Corporate Finance of Wells Fargo Van Kasper. Mr. Richards has over 20 years of experience working with public and private companies in the areas of investment banking, corporate finance, law and accounting. He has structured and executed numerous public offerings and private placements raising a total of more than $660 million. He also co-authored PIPES: A CEO's Guide to Successful Private Placements in Public Equities. Mr. Richards holds JD, MBA and BA degrees from UCLA. He is a member of the State Bar of California and a retired Certified Public Accountant.

Danny Schoening. Mr. Schoening serves the Company as its Chief Operating Officer.  He has been instrumental in establishing the systems and infrastructure required to continue Optex System’s rapid growth.  This activity was rewarded with Optex System’s recent ISO9001:2000 Certification.  Prior to joining Optex Systems, Danny was the Vice President of Operations for The Finisar Corporation AOC Division for 4 years where he led a team of up to 200 employees  to produce vertical cavity lasers for the data communications industry at production rates of hundreds of thousands of units per week.  Prior to Finisar, Danny was the Director of Operations for multiple divisions of Honeywell International.  Serving the Automotive, Medical, Aerospace, and Consumer Commercial Markets.  During this 17 year period, Danny was recognized with Honeywell’s Lund Award, their highest award for developing employee resources. Danny has a broad experience level in the following technologies: Mechanical Assembly Processes, Micro-Electronic Assembly Processes, Laser Manufacturing, Plastic Molding, Metal Machining, Plating, Thick Film Printing, Surface Mount Technology, Hall Effect Technology and MEMS based Pressure Devices. Danny received a Bachelors of Science in Manufacturing Engineering Technology from the University of Nebraska, an MBA from Southern Methodist University, and holds three United States Patents.

Karen Hawkins. Ms. Hawkins serves the Company as its Vice President, Finance and Controller.  Ms. Hawkins is a Certified Public Accountant since 1992 with over 22 years experience in Financial Accounting and Management, primarily focused in the Defense and Transportation Industries. She has a strong background in both Financial & Cost Accounting, with extensive Government Pricing, Financial Analysis, and Internal Auditing experience.  Her past history also includes Program Management, Materials Management and Business Development.  She brings over 14 years direct experience in Government Contracting with a strong knowledge of CAS/FAR . Her previous employment includes General Dynamics – Ordinance and Tactical Division, Garland (formerly known as Intercontinental Manufacturing) for over 13 years.  During her tenure here she served in the roles of Controller (Accounting & IT), Program Manager over a $250M 3 year Army IDIQ contract, as well as Materials Manager with oversight of Purchasing, Production Control & Warehousing functions.  Prior to her employment at General Dynamics, Ms. Hawkins served in various finance and accounting positions at Luminator, a Mark IV Industries Co, and Johnson Controls, Battery Division - Garland.

Family Relationships

There are no family relationships among the officers and directors.

Meetings of Our Board of Directors

The Registrant’s board of directors did not hold any meetings during the fiscal year ended September 28, 2008. Optex’s board of directors held 5 meetings during the 6 months ended March 31, 2009.

Corporate Governance

Our board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. As we grow, our board of directors will work to adopt and implement many “best practices” in the area of corporate governance, including separate committees for the areas of audit and compensation, careful annual review of the independence of our Audit and Compensation Committee members, maintenance of a majority of independent directors, and written expectations of management and directors, among other things.

Code of Business Conduct and Ethics

Our board of directors has adopted a Financial Code of Ethics which has been distributed to all directors, and executive officers, and will be distributed to employees and will be given to new employees at the time of hire. The Financial Code of Ethics contains a number of provisions that apply principally to our CEO, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Business Conduct and Ethics can be found under the “Investor Information” section of our website at www.optexsys.com. We intend to disclose any amendments or waivers of our Code on our website at www.optexsys.com.

Communications with the Board of Directors

Stockholders and other parties who are interested in communicating with members of our board of directors, either individually or as a group may do so by writing to Ronald F. Richards, Chairman, 1420 Presidential Drive, Richardson, TX 75081-2439.  Mr. Richards will review all correspondence and forward to the appropriate members of the board of directors copies of all correspondence that, in the opinion of Mr. Richards, deals with the functions of the board of directors or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters should be immediately brought to the attention of our Audit Committee and will be handled in accordance with procedures established by that committee.

Director Independence

Our board of directors has determined that one of our directors, Ronald Richards, would meet the independence requirements of the American Stock Exchange if such standards applied to the Company.  Mr. Hirschman, is the majority owner of Sileas Corp., which is our major shareholder.

Board Committees

Audit Committee . The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Mr. Richards is the board of directors’ financial expert to be considered upon the formation of the audit committee.

Compensation Committee . The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

We have no nominating committee and do not plan to establish one.  – Given the relatively small size of our board of directors and the desire to involve the entire board of directors in nominating decisions, we have elected not to have a separate nominating committee, and the entire board of directors currently serves that function. With respect to director nominees, our board of directors will consider nominees recommended by stockholders that are submitted in accordance with our By-Laws. The process for receiving and evaluating director nominations from stockholders is described below. We do not have any specific minimum qualifications that our board believes must be met by a board recommended nominee for a position on our board of directors or any specific qualities or skills that our board believes are necessary for one or more of our directors to possess. We also do not have a specific process for identifying and evaluating nominees for director, including nominees recommended by security holders. The board has not paid fees to any third party to identify or evaluate potential board nominees.

Director Compensation

The Company has  paid its directors the following separate compensation in respect of their services on the board through May 2009:  Stanley Hirschman - $15,000 and Ronald Richards - $60,000.

Directors’ and Officers’ Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  The insurance also insures us against losses which we may incur in indemnifying our officers and directors.  In addition, in the near future, we will enter into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer, chief financial officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods. These officers are referred to herein as the “named executive officers.” The compensation table excludes other compensation in the form of perquisites and other personal benefits that constituted less than $10,000 in value in 2006.

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by Danny Schoening and Karen Hawkins, our Chief Executive Officer and VP Finance/Controller (the “Named Executive Officer”). Except as provided below, none of our executive officers received annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)

Danny Schoening	2008	(1)*	$122,646	$10,300	$7,500	—	$140,446
Chief Operating Officer	2007		N/A	N/A	N/A	N/A	N/A
Karen Hawkins	2008		132,473	300	-0-	-0-	132,773
VP Finance/Controller	2007	(1)*	56,900	300	-0-	-0-	57,200

1.
The compensation depicted is not reflective of a full years compensation as Danny Schoening did not begin employment until the second quarter of fiscal year 2008 and Karen Hawkins did not begin employment until the third quarter of fiscal year 2007.

2.	Stock awards include issues of 10,000 common shares of Irvine Sensors Common Stock on January 16, 2008 at the then current market share price of $0.75 per share

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the fiscal years ended September 28, 2008 and September 30, 2007.

Employment Agreement

The Company entered into an employment agreement with Danny Schoening (“Employee”) dated December 1, 2008 (“Employment Agreement”).  The term of the Agreement commenced as of December 1, 2008 and shall continue through June 1, 2010. Thereafter, the term of the Agreement shall be automatically extended for successive and additional 18 month periods, unless the Company shall provide a written notice of termination at least ninety (90) days, or the Employee shall provide a written notice of termination at least ninety (90) days, prior to the end of the initial term or any extended term, as applicable. During   the first eighteen months of the term of the Agreement, the Company shall pay to Employee a base salary (“Base Salary”) at the annual rate of One Hundred Ninety Thousand Dollars ($190,000).   On each renewal date of the commencement of employment, the Employee’s base salary shall be reviewed by the Board and may be increased to such rate as the Board, in its sole discretion, may hereafter from time to time determine. During the term of the Agreement, Employee shall be entitled to receive bonuses of up to 30% of his base salary per year at the discretion of the Company’s Board of Directors pursuant to performance objectives to be determined by the Board of Directors.  Any bonuses shall be payable in cash and shall be paid within ninety (90) days of any year anniversary of the date of the Agreement. Upon closing of the Reorganization, the Company granted Employee stock options equal to 1% of the issued and outstanding shares of the Company immediately after giving effect to the Reorganization, with 34% of the options vesting on March 30, 2010, and 33% of the options vesting on each of March 31, 2011 and March 31, 2012.  The Agreement contains a standard non solicitation and non-compete agreement that extends for one year subsequent to termination thereof, and contains standard clauses for termination and the like.

The Company does not have any other employment agreements with its executive officers and directors.

Equity Compensation Plan Information

The Company currently has an option compensation plan for up to 6,000,000 shares.  The purpose of the Plan is to assist the Registrant in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other employees of the Registrant and its subsidiaries, and directors and consultants of the Registrant and its subsidiaries, to achieve long-term corporate objectives.  There are 6,000,000 shares of common stock reserved for issuance under this Plan.  As of March 31, 2009, the Registrant had not issued any stock options under this Plan.

Nonqualified deferred compensation

We had no non-qualified deferred compensation plans during year ended September.

Post-Termination Compensation

We have not entered into change in control agreements with any of our named executive officers or other members of the executive management team. No awards of equity incentives under our 2009 Stock Option Plan provide for immediate vesting upon a change in control. However, our Board of Directors has the full and exclusive power to interpret the plans, including the power to accelerate the vesting of outstanding, unvested awards.  A “change in control” is generally defined as (1) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities or (2) the occurrence of a transaction requiring stockholder approval and involving the sale of all or substantially all of our assets or the merger of us with or into another corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On May 11, 2009, we had 141,464,940 shares of common stock, and 1,027 shares of Series A Preferred Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our securities as of May 11, 2009, for (i) each of our directors and executive officers; (ii) all of our directors and executive officers as a group; and (iii) each person who we know beneficially owns more than 5% of our common stock.

Beneficial ownership data in the table has been calculated based on Securities and Exchange Commission (the “Commission”) rules that require us to identify all securities that are exercisable for or convertible into shares of our common stock within 60 days of May 11, 2009 and treat the underlying stock as outstanding for the purpose of computing the percentage of ownership of the holder.

Except as indicated by the footnotes following the table, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o the Company’s corporate headquarters.

Except as otherwise set forth below, the address of each of the persons listed below is the Registrant’s address.

Title of Class	Name of Beneficial Owner	Number of Shares	Preferred Conversion	Combined Ownership	Percentage of Outstanding Shares
Common Stock :
5% Holders	Arland Holdings, Ltd	11,148,935	4,040,000	15,188,935	7.93%
	Sileas Corp. (1)	102,184,347	37,040,000	139,224,347	72.71%

Directors and Officers:	Stanley Hirschman (2)	81,747,478	29,632,000	111,379,478	58.17%
	Danny Schoening (2)	15,327,652	5,556,000	20,883,652	10.91%

Directors and officers as a group (3 Individuals) (1) (2)		102,184,347	37,040,000	139,224,347	72.71%

1
Represents shares held by Sileas Corp. of which Stanley Hirschman a Director/Officer of Registrant has a controlling interest (80%), and both Danny Schoening and Karen Hawkins, officers of Registrant, have an interest (15% and 5% respectively).

2	Represents common shares held by Sileas Corp. See footnote 1 above for description of ownership interests of certain officers of Registrant in Sileas Corp.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Acquisition of Assets of Optex Texas by Optex Delaware on October 14, 2008

On October 14, 2008, in a purchase transaction that was consummated via public auction, Optex Delaware exchanged $15 million of IRSN debt owned by it and assumed approximately $3.8 million of certain Optex Texas liabilities for substantially all of the assets of Optex Texas .  The $15 million of IRSN debt was contributed by Longview Fund and Alpha to Optex Delaware, as discussed below, in exchange for a $6 million note payable from Optex Delaware and a $9 million equity interest in Optex Delaware Longview and Alpha, which were secured creditors of IRSN, owned Optex Delaware until February 20, 2009, when Longview sold 100% of its interest in Optex Delaware to Sileas Corp, as discussed below.

Among other assets, Optex Delaware purchased the following categories of assets from Optex Texas:  intellectual property, production processes and know-how, and outstanding contracts and customer relationships.  The Company’s management intends to improve the business’s ability to serve its existing customers and to attract new customers through quality product and service which will be enabled by improved working capital availability as opposed to working capital available during the time period in which the assets were owned by IRSN.

Secured Promissory Note Issued in connection with Purchase by Optex Delaware

In connection with the public sale of the Optex Texas assets to Optex Delaware, Optex Delaware delivered to each of Longview Fund and Alpha a Secured Promissory Note due September 19, 2011 in the principal amounts of $5,409,762 and $540,976, respectively.  Each Note bears simple interest at the rate of 6% per annum, and the interest rate upon an event of default increases to 8% per annum.  After 180 days from the Issue Date, the principal amount of the Notes and accrued and unpaid interest thereon may be converted into Optex common stock at a conversion price of $1.80 per share     (pre-split and pre-Reorganization price).      The Notes may be redeemed prior to maturity at a price of 120% of the then outstanding principal amount plus all accrued and unpaid interest thereon.  The obligations of Optex under the Notes are secured by a lien of all of the assets of Optex in favor of Longview and Alpha.  On February 20, 2009, Longview transferred its Note to Sileas Corp. (see below).  On March 27, 2009, Sileas and Alpha exchanged their Notes plus accrued and unpaid interest for 1,027 shares of Optex Delaware Series A Preferred Stock.

Acquisition by Sileas Corp. on February 20, 2009

On February 20, 2009, Sileas Corp. (“Sileas”), a newly-formed Delaware corporation, owned by present members of the company’s management, purchased 100% of the equity and debt interest held by Longview, representing 90% of Optex Delaware, in a private transaction (the “Acquisition”).

The primary reasons for the Acquisition by Sileas was to effect synergies that the management of Sileas and the corporate structure of Sileas would produce in achieving competitive advantages in the contract bidding process. Additional operating efficiencies were expected to result from the ownership by present members of management who are active in the daily operations of the Company.

The Acquisition was recorded in accordance with “Statement of Financial Accounting Standards No. 141R” Business Combinations” effective for transactions after December 15, 2008.

The purchase price (“Purchase Price”) for the Acquisition was $13,524,405.  Sileas issued a note to the Longview Fund LP for the full amount of the Purchase Price in exchange for 45,081,350 shares of common stock (the “Common Stock”) issued by the Company (representing 90% of the outstanding shares) and a note dated December 2, 2008, issued by the Company to Longview in the principal amount of $5,409,762 (the “Optex Note”). No contingent consideration is due the seller in the transaction..  The Note is secured by the assets of Sileas Corp. and a pledge of the outstanding stock of Sileas Corp.

Sileas has no operations or business activities other than holding the Purchased Assets and has no revenues.

Secured Promissory Note Due February 20, 2012/Longview Fund, LP -

As a result of the transaction described above between Sileas and Longview Fund, LP on February 20, 2009 (the “Issue Date”), Sileas, the new majority owner of Optex Systems, executed and delivered to Longview Fund LP, a Secured Promissory Note due February 20, 2012 in the principal amount of $13,524,405.  The Note bears simple interest at the rate of 4% per annum, and the interest rate upon an event of default increases to 10% per annum.  In the event Optex sells or conveys all or substantially all its assets to a third party entity for more than nominal consideration, other than a Reorganization into its parent company (“Sileas”) or reincorporation in another jurisdiction, then this Note shall be immediately due and owing without demand.  In the event that a Major Transaction occurs prior to the maturity date resulting in the Borrower receiving Net Consideration with a fair market value in excess of the principal and interest due under the terms of this Secured Note, (the “Optex Consideration”), then in addition to paying the principal and interest due, Optex (“Sileas”) shall also pay an amount equal to 90% of the Optex Consideration.  The obligations of Optex under the Note are secured by a security interest granted to Longview Fund pursuant to a Stock Pledge Agreement delivered by Sileas to Longview and also by a lien on all of the assets of Sileas.

Reorganization/Share Exchange

On March 30, 2009, a reorganization/share exchange (“Reorganization”) occurred whereby the then existing shareholders of Optex Systems (Delaware) exchanged their shares of Common Stock with the shares of Common Stock of Optex Systems Holdings, Inc. (formerly Sustut Exploration, Inc.) (the “Company”) as follows:   (i) the outstanding 85,000,000 shares of Optex Systems (Delaware) Common Stock were exchanged by the Company for 113,333,282 shares of Company Common Stock, (ii) the outstanding 1,027 shares of Optex Systems (Delaware) Series A Preferred Stock be exchanged by the Company for 1,027 shares of Company Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Optex Systems (Delaware) Common Stock purchased in the private placement were exchanged by the Company for 8,131,667 shares of Company Common Stock.  Optex Systems (Delaware) shall remain a wholly-owned subsidiary of the Company.

Shares outstanding of the Company just prior to the close consisted of 19,999,991 shares of which 1,250,000 shares were issued on March 27, 2009 as payment for Investor Relations Services.   The total outstanding common shares of the Company subsequent to the close of the reorganization is as follows:

Existing Sustut (Registrant) Shareholders	18,749,991
Shares issued for Investor Relations Services	1,250,000
Optex Systems Inc shares exchanged	113,333,282
Private Placement shares issued	8,131,667
Total Shares after Reorganization	141,464,940

Transactions with Executive Management

See the “Executive Compensation” section for a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers. Other than as stated in the “Executive Compensation” section, we have not entered into any transactions with executive management.

THE SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

This prospectus covers 16,263,334 shares of common stock held by the Selling Stockholders pursuant to the registration obligations of certain subscription agreements with the Selling Stockholders in order to permit the resale of these shares of common stock by the Selling Stockholders from time to time after the date of this prospectus. After completion of the offering, if all shares registered are sold, the Selling Stockholders will hold no shares of our common stock, either out right or upon the exercise of their warrants.. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock covered by this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.  The address for each Selling Stock holder shall be deemed to be the Company’s address.

	Name of Selling Stockholder (18)	Amount beneficially owned by Selling Stockholder	Amount to be offered to Selling Stockholder's Account	Amount to be beneficially owned following completion of offering	Percent to be beneficially owned following completion of the offering
(1)	Albert & Diane Gragnani	1,200,000	1,200,000	-	-
(2)	Curio Holidings	600,000	600,000	-	-
(3)	Daniel McDonald	300,000	300,000	-	-
(4)	Eric Samuelson	1,500,000	1,500,000	-	-
(5)	George Gummow	600,000	600,000	-	-
(6)	Gerald Berkson	453,334	453,334	-	-
(7)	Gerald Holland	600,000	600,000	-	-
(8)	Kenneth and Irene Chaffin	300,000	300,000	-	-
(9)	Lee Stambollis	360,000	360,000	-	-
(10)	Longview Fund, LP	1,950,000	1,950,000	-	-
(11)	Michael Peter Lee	600,000	600,000	-	-
(12)	Robert E. Kraemer	600,000	600,000	-	-
(13)	Somasundaram Ilangovan	600,000	600,000	-	-
(14)	Victor M. Dandridge III	1,800,000	1,800,000	-	-
(15)	George Warburton	3,600,000	3,600,000	-	-
(16)	Dr. Marc Medway	600,000	600,000	-	-
(17)	Michael R. Ruffer	600,000	600,000	-	-

		16,263,334	16,263,334

(1)	600,000 common shares outstanding and 600,000 warrants exercisable within 60 days of May 19, 2009
(2)
300,000 common shares outstanding and 300,000 warrants exercisable within 60 days of May 19, 2009 The address for Curio Holding, Inc. is 1630 York Avenue, New York, NY 10028, of which the sole stockholder is Inge L. Kerster, with the same address, who exercises voting and investment control with respect to shares of common stock held by that selling stockholder.

(3)	150,000 common shares outstanding and 150,000 warrants exercisable within 60 days of May 19, 2009
(4)	750,000 common shares outstanding and 750,000 warrants exercisable within 60 days of May 19, 2009
(5)	300,000 common shares outstanding and 300,000 warrants exercisable within 60 days of May 19, 2009
(6)	226,667 common shares outstanding and 226,667 warrants exercisable within 60 days of May 19, 2009
(7)	300,000 common shares outstanding and 300,000 warrants exercisable within 60 days of May 19, 2009
(8)	150,000 common shares outstanding and 150,000 warrants exercisable within 60 days of May 19, 2009
(9)	180,000 common shares outstanding and 180,000 warrants exercisable within 60 days of May 19, 2009
(10)
975,000 common shares outstanding and 975,000 warrants exercisable within 60 days of May 19, 2009. The address of Longview Fund, L.P. is c/o Viking Asset Management, 505 Sansome Street, Suite 1275, San Francisco, CA 94111. Peter T. Benz exercises voting and investment control with respect to the shares of common stock held by this selling stockholder.

(11)	300,000 common shares outstanding and 300,000 warrants exercisable within 60 days of May 19, 2009
(12)	300,000 common shares outstanding and 300,000 warrants exercisable within 60 days of May 19, 2009
(13)	300,000 common shares outstanding and 300,000 warrants exercisable within 60 days of May 19, 2009
(14)	900,000 common shares outstanding and 900,000 warrants exercisable within 60 days of May 19, 2009
(15)	1,800,000 common shares outstanding and 1,800,000 warrants exercisable within 60 days of May 19, 2009
(16)	300,000 common shares outstanding and 300,000 warrants exercisable within 60 days of May 19, 2009
(17)	300,000 common shares outstanding and 300,000 warrants exercisable within 60 days of May 19, 2009
(18)	Except as otherwise noted, the address of the Selling Stockholder is the address of the Registrant.

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	to purchasers directly;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from such stockholders or from the purchasers of the securities for whom they may act as agent;

•	by the pledge of the shares as security for any loan or obligation, including pledges to brokers or dealers who may effect distribution of the shares or interests in such securities;

•	to purchasers by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	in a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate a transaction;

•	through an exchange distribution in accordance with the rules of the exchange or in transactions in the over-the-counter market;

•	pursuant to Rule 144; or

•	in any other manner not proscribed by law.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. If the Selling Stockholders enter into an agreement to sell its shares to a broker-dealer and such broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part for the purpose of updating this disclosure with respect to such broker-dealer and its related plan of distribution. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the Selling Stockholders that under current interpretations they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date on which this registration statement shall have been declared effective by the Commission. If the Selling Stockholders use this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

The Company has agreed to indemnify the Selling Stockholders against (i) any untrue statement of a material fact contained in any registration statement filed by the Company on behalf of the Selling Stockholders, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act made by the Company in connection therewith,

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Our common stock is quoted on the OTCBB.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 200,000,000 shares of common stock and 5,000 shares of Preferred Stock of which 1,027 shares are designated as Series A Preferred Stock. As of May 11, 2009, there were 141,464,940 shares of common stock issued and outstanding and 1,027 Series A Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

Series A Preferred Stock

On March 24, 2009, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware authorizing a series of preferred stock, under its articles of incorporation, known as “Series A Preferred Stock”. This Certificate of Designation was approved by the Registrant’s Board of Directors and Shareholders at a Board Meeting and Shareholders Meeting held on February 25, 2009. The Certificate of Designation sets forth the following terms for the Series A Preferred Stock: (i) Number of authorized shares: 1,027; (ii) per share stated value: $6,000; (iii) liquidation preference per share:  stated value; (iv) conversion price: $0.15 per share as adjusted from time to time; and (v) voting rights: votes along with the Common Stock on an as converted basis with one vote per share.

The Series A Preferred Shares entitle the holders to receive cumulative dividends at the rate of 6% per annum payable in cash at the discretion of Board of Directors.  Each share of preferred stock is immediately convertible into common shares at the option of the holder which entitles the holder to receive the equivalent number of common shares equal to the stated value of the preferred shares divided by the conversion price initially set at $0.15 per share.

Holders of preferred shares receive preferential rights in the event of liquidation.  Additionally the preferred stock shareholders are entitled to vote together with the common stock on an ”as-converted” basis.

Stock Options

As of the date of this Prospectus, we have 1,414,649 outstanding stock options that represent potential future cash proceeds to our company of $212,197. The company granted an officer at the consummation of the Reorganization, the following number of options:  an amount equal to one percent (1%) of the issued and outstanding common shares of the Company immediately after giving effect to the consummation of the Reorganization, with 1,414,649, 34% of the options vesting one year following the date of grant, and 33% vesting on each of the second and third anniversaries following the date of grant, with the exercise price of $0.15 per share. The holders of options are not required to exercise their rights at any time and we are unable to predict the amount and timing of any future option exercises. We reserve the right to temporarily reduce the exercise prices of our options from time to time in order to encourage the early exercise of the options.

Delaware Anti-takeover Statute

We are subject to the provisions of section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and By-laws

Our Certificate of Incorporation and by-laws include provisions that may have the effect of delaying or preventing a change of control or changes in our management. These provisions include:

•	the right of the board of directors to elect a director to fill a vacancy created by the resignation of a director or the expansion of the board of directors;

•	the requirement for advance notice for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	the right of our board of directors to alter our bylaws without stockholder approval.

Transfer Agent

Our transfer agent is American Registrar & Transfer Co., 342 East 900 South, Salt Lake City, UT 84111.

LEGAL MATTERS

The legality of the shares of common stock offered by this prospectus will be passed upon for us by Jolie Kahn, Esq. of New York, NY.

EXPERTS

The financial statements as of September 28, 2008 and September 30, 2007 included in this prospectus have been so included in reliance on the report of Rotenberg & Co. LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Commission with respect to this offering. This prospectus, which is part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits and schedules attached to the registration statement for copies of the actual contract, agreement or other document.

We also file annual, quarterly and current reports, proxy statements and other documents with the Commission under the Exchange Act. You may read and copy any materials that we may file without charge at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the Commission at 1-800-Commission-0330 for further information on the operation of the Public Reference Room. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Commission also maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The other information we file with the Commission is not part of the registration statement of which this prospectus forms a part.

OPTEX SYSTEMS HOLDINGS, INC.
(formerly known as Sustut Exploration, Inc.)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 29, 2009

OPTEX SYSTEMS HOLDINGS, INC.
(formerly known as Sustut Exploration, Inc.)

OPTEX SYSTEMS HOLDINGS, INC.
(formerly known as Sustut Exploration, Inc.)
UNAUDITED
INTERIM FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 29, 2009

Optex Systems Holdings, Inc.
(formerly known as Sustut Exploration, Inc.)

Balance Sheets

	As of	Year End as of
	3/29/2009 (unaudited)	9/28/2008

ASSETS

Current Assets
Cash	1,233,956	170,183
Accounts Receivable	2,061,699	2,454,235
Net Inventory	6,466,123	4,547,726
Prepaid Expenses	235,896	307,507

Total Current Assets	9,997,674	7,479,651

Property and Equipment
Property Plant and Equipment	1,345,172	1,314,109
Accumulated Depreciation	(1,055,039)	(994,542)

Total Property and Equipment	290,133	319,567

Other Assets
Security Deposits	20,684	20,684
Intangibles, net of accumulated amortization of 1,035,596 and 370,371 respectively.	3,001,193	1,100,140
Goodwill	7,110,415	10,047,065

Total Other Assets	10,132,292	11,167,889

Total Assets	20,420,099	18,967,107

The accompanying notes are an integral part of these financial statements

Optex Systems Holdings, Inc.
(formerly known as Sustut Exploration, Inc.)

Balance Sheets - Continued

	Unaudited
	Quarter End as of	Year End as of
	29-Mar-09	28-Sep-08

LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities
Accounts Payable	2,066,815	1,821,534
Accrued Expenses	963,990	798,974
Accrued Warranties	284,305	227,000
Accrued Contract Losses	806,643	821,885
Loans Payable		373,974
Income Tax Payable	350,318	4,425

Total Current Liabilities	4,472,071	4,047,792

Other Liabilities
Note Payable	-	2,000,000
Accrued Interest on Note	-	336,148
Due to Parent	-	4,300,151

Total Other Liabilities	-	6,636,299

Total Liabilities	4,472,071	10,684,091

Stockholders' Equity
Optex Systems Holdings, Inc. – Common Stock (par $0.001, 300,000,000 authorized, 141,464,940 shares issued and outstanding as of March 29, 2009)	141,465
Optex Systems Holdings, Inc. Preferred Stock (.001 par value, 5,000 authorized, 1027 Series A Preferred issued and outstanding)	1
Optex Systems, Inc. – Texas Common Stock (no par 100,000 authorized, 18,870 shares issued and 10,000 shares outstanding)		164,834
Optex Systems, Inc. – Texas Treasury Stock (8,870 shares at cost)	-	(1,217,400)
Additional Paid-in-capital	22,071,962	15,246,282
Retained Earnings (Deficit)	(6,265,400)	(5,910,700)

Total Stockholders' Equity	15,948,028	8,283,016

Total Liabilities and Stockholders' Equity	20,420,099	18,967,107

The accompanying notes are an integral part of these financial statements

Optex Systems Holdings, Inc.
(formerly known as Sustut Exploration, Inc.)

Condensed Consolidated Statements of Operations

	Unaudited Three months ended		Unaudited Six months ended
	29-Mar-09	30-Mar-08	29-Mar-09	30-Mar-08

Revenues	6,708,286	5,628,115	13,972,368	10,044,019

Total Cost of Sales	6,151,915	5,026,005	12,456,965	8,865,499

Gross Margin	556,371	602,110	1,515,403	1,178,520

General and Administrative
Salaries and Wages	189,167	316,838	348,042	490,526
Employee Benefits	56,570	20,070	155,230	99,142
Employee Stock Bonus Plan	-	77,094	-	178,861
Amortization of Intangible	101,158	54,123	202,317	115,245
Rent, Utilities and Building Maintenance	57,102	32,891	112,435	91,041
Legal and Accounting Fees	92,493	30,233	168,713	97,528
Consulting and Contract Service Fees	55,255	80,106	134,577	200,545
Travel Expenses	11,704	34,291	25,023	87,962
Corporate Allocations	-	508,696	-	942,630
Board of Director Fees	37,500	-	50,000	-
Other Expenses	104,046	76,294	140,329	148,092
Total General and Administrative	704,995	1,230,636	1,336,666	2,451,572

Earnings (Loss) before Other Expenses and Taxes	(148,624)	(628,526)	178,737	(1,273,052)

Other Expenses
Other Income and Expense	(647)	-	(1,083)	(502)
Interest (Income) Expense - Net	91,904	49,863	184,202	99,503
Total Other	91,257	49,863	183,119	99,001

Income (Loss) Before Taxes	(239,881)	(678,389)	(4,382)	(1,372,053)
Income Taxes (Benefit)	86,664	-	350,318	-

Net Income (Loss) After Taxes	(326,545)	(678,389)	(354,700)	(1,372,053)

Basic and diluted loss per share (1)	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted Average Common Shares Outstanding (1)	141,464,940	141,464,940	141,464,940	141,464,940

1.	The three months and six months ended March 30, 2008 are shown depicting effects of recapitalization of the entity and the Reorganization, as of March 30, 2009.

The accompanying notes are an integral part of these financial statements

Optex Systems Holdings, Inc
(formerly known as Sustut Exploration, Inc.)

Statements of Cash Flows

	Six months ended	Six months ended
	29-Mar-09	30-Mar-08

Cash flows from operating activities:
Net Loss	(354,700)	(1,372,053)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,096,094	429,791
Provision for (use of) allowance for inventory valuation	123,136
Noncash interest expense	169,280	99,503
(Increase) decrease in accounts receivable	392,536	(514,772)
(Increase) decrease in inventory (net of progress billed)	(2,041,533)	1,444,598
(Increase) decrease in other current assets	259,111	(33,221)
Increase (decrease) in accounts payable and accrued expenses	409,839	(163,053)
Increase (decrease) in accrued warranty costs	57,305
Increase (decrease) in due to parent	1,428	812,435
Increase (decrease) in accrued estimated loss on contracts	(15,242)	(374,770)
Increase (decrease) in income taxes payable	350,318
Total adjustments	802,272	1,700,511
Net cash (used)/provided by operating activities	447,572	328,458

Cash flows from investing activities:
Purchased of property and equipment	(31,063)	(97,136)
Net cash used in investing activities	(31,063)	(97,136)

Cash flows from financing activities:
Private Placement net of stock issuance cost	874,529
Repayment of Loans Payable	(227,265)

Net cash used in financing activities	647,264	-

Net increase (decrease) in cash and cash equivalents	1,063,773	231,322
Cash and cash equivalents at beginning of period	170,183	504,753
Cash and cash equivalents at end of period	1,233,956	736,075

The accompanying notes are an integral part of these financial statements

Optex Systems Holdings, Inc.
(formerly known as Sustut Exploration, Inc.)

Statements of Cash Flows – (continued)

	Six months ended	Six months ended
	29-Mar-09	30-Mar-08

Noncash investing and financing activities:

Optex Delaware purchase of Optex Systems from Irvine Sensors
Liabilities not assumed
Loan Payable	2,000,000
Accrued Interest on Loan Payable	345,648
Income Taxes Payable attributable to Irvine	4,425
Due to Parent (Irvine Sensors)	4,301,579

Total liabilities not assumed	6,651,652

Debt Incurred for Purchase (converted to Series A preferred stock)	(6,000,000)
Additional Purchased Intangible Assets	2,936,650
Decrease to Goodwill	(2,936,650)
Recapitalization of Stockholders' Equity in Connection with sale to Optex Systems Inc. - Delaware	(1,102,566)

Effect on additional paid in capital	(450,914)

Conversion of Debt to Series A Preferred Stock
Additional Paid in Capital ($6,000,000 Debt Retirement plus accrued interest of $159,781)	6,159,781

Issuance of Common shares in exchange for Investor Relations Services
Additional Paid in Capital (1,250,000 shares issued at .001 par)	187,500

Supplemental cash flow information:
Cash paid for interest	3,817
Cash paid for taxes	-

The accompanying notes are an integral part of these financial statements

Optex Systems Holdings, Inc.
(formerly known as Sustut Exploration, Inc.)
Statements of Stockholders' Equity and Comprehensive Income/(Loss)

					Treasury
	Common	Series A			Stock	Additional		Total
	Shares	Preferred	Common	Preferred	(Optex-	Paid in	Retained	Stockholders
	Outstanding	Shares	Stock	Series A Stock	Texas)	Capital	Earnings	Equity

Balance at September 28, 2008	10,000		164,834		(1,217,400)	15,246,282	(5,910,700)	8,283,016

Optex Delaware Acquisition	(10,000)		(164,834)		1,217,400	(450,914)		601,652

Issuance of 50,000,000 Optex Delaware shares	50,000,000		50,000					50,000

Conversion of 6,000,000 Debt and Interest to Series A preferred shares		1,027		1		6,159,780		6,159,781

Stock split of 1.7:1 of common shares outstanding as of March 26, 2009	35,000,000		35,000			(35,000)		-

Sustut Exploration Reorganization

Reorganization of Optex Delaware Shares Outstanding	(85,000,000)		(85,000)			85,000		-

Reorganization Share Exchange (113,333,282 Sustut shares for 85,000,000 Optex System Inc. shares	113,333,282		113,333			(113,333)		-

Sustut Explorations Shares as of Reorganization	19,999,991		20,000			167,500		187,500

Private Placement Sale of Stock	8,131,667		8,132			1,012,647		1,020,779

Net Earnings (Loss) from continuing operations							(354,700)	(354,700)

Balance at March 29, 2009	141,464,940	1,027	141,465	1	0	22,071,962	(6,265,400)	15,948,028

The accompanying notes are an integral part of these financial statements

OPTEX SYSTEMS HOLDINGS, INC.
(formerly known as Sustut Exploration, Inc.)
Notes to Condensed Consolidated Financial Statements

Note 1 - Organization and Operations

On March 30, 2009, Optex Systems Holdings, Inc., (formerly known as Sustut Exploration, Inc.) , a Delaware corporation (the “Company” or “Optex Systems”), along with Optex Systems, Inc. , a privately held Delaware corporation which is the Company’s wholly-owned subsidiary (“Reorganization Sub”), entered into a Reorganization Agreement and Plan of Reorganization  (the “Reorganization Agreement”), pursuant to which Optex Systems, Inc. was acquired by the Company in a share exchange transaction.  Optex Systems Holdings, Inc. became the surviving corporation (the “Reorganization”). At the closing, the Company changed its name from Sustut Exploration Inc. to Optex Systems Holdings, Inc. and its year end from December 31 to a fiscal year ending on the Sunday nearest September 30.  This change in year end resulted in a change in quarter-end from March 31, 2009 to March 29, 2009.   See Note 5.

On October 14, 2008, certain senior secured creditors of IRSN, Longview Fund, L.P. (“Longview Fund”) and Alpha Capital Anstalt (“Alpha”) formed Optex Systems, Inc., a Delaware Corporation, (“Optex Delaware”),which acquired substantially all of the assets and assumed certain liabilities of Optex Texas in a transaction that was consummated via purchase at a public auction. Longview and Alpha owned Optex Delaware until February 20, 2009, when Longview sold 100% of its interest in Optex Delaware to Sileas Corp, as discussed below.  After this asset purchase, Optex Texas remained a wholly-owned subsidiary of IRSN.  Although Optex Delaware is the legal acquirer of Optex Texas in the transaction, Optex Texas is considered the accounting acquirer since the acquisition by Optex Delaware was deemed to be the purchase of a business.  Accordingly, in subsequent periods the financial statements presented will be those of the accounting acquirer.

Optex Systems, Inc. (“Optex Texas”) was a privately held Texas Subchapter “S” Corporation from inception in 1987 until December 30, 2005 when 70% of the issued and outstanding stock was acquired by Irvine Sensors Corp. (“IRSN”) and Optex Texas was automatically converted to a Subchapter “C” Corporation.  On December 29, 2006, the remaining 30% equity interest in Optex Texas was purchased by IRSN.

On February 20, 2009, Sileas Corp. (“Sileas”), a newly-formed Delaware corporation, owned by present members of the company’s management, purchased 100% of the equity interest held by Longview, representing 90% of Optex Delaware in a private transaction (the “Acquisition”).  See Note 4.

Optex Systems, Inc. (“Optex”) operated as a privately-held Delaware corporation until March 30, 2009, when as a result of the Reorganization Agreement described above and also in Note 5 it became a wholly-owned subsidiary of Optex Systems Holdings, Inc. (the “Company”).  The Company plans to carry on the business of Optex as its sole line of business and all of the company’s operations are conducted by and through Optex.  Accordingly, in subsequent periods the financial statements presented will be those of the accounting acquirer.

Optex’s operations are based in Richardson, Texas in a leased facility comprising 49,100 square feet.  As of the six months ended March 29, 2009 the Company operated with 120 full-time equivalent employees.

Optex manufactures optical sighting systems and assemblies primarily for Department of Defense (DOD) applications.  Its products are installed on a variety of U.S. military land vehicles such as the Abrams and Bradley fighting vehicles, Light Armored and Advanced Security Vehicles and have been selected for installation on the Stryker family of vehicles. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies. The Company products consist primarily of build to customer print products that are delivered both directly to the military   services and to other defense prime contractors.

In February 2009, the Optex ISO certification status changed from 9001:2000 to 9001:2008.

Note 2 - Accounting Policies

Basis of Presentation

Principles of Consolidation:   The consolidated financial statements include the accounts of Optex Systems Holdings, Inc. and its wholly-owned subsidiary, Optex Systems, Inc. (Delaware).  All significant inter-company balances and transactions have been eliminated in consolidation.

The accompanying financial statements include the historical accounts of Optex Systems, Inc. (Delaware).  As a result of the October 14, 2008 transaction, the accompanying financial statements also include the historical accounts of Optex Systems, Inc. (Texas).

Although, Optex Systems, Inc. (Texas) has been majority owned by various parent companies described in the preceding paragraphs, no accounts of the parent companies or the effects of consolidation with any parent companies have been included in the accompanying financial statements  The Optex Systems, Inc. (Texas) accounts have been presented on the basis of push down accounting in accordance with Staff Accounting Bulletin No. 54 (SAB 54)   Application of “Push Down” Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase . SAB 54 states that the push down basis of accounting should be used in a purchase transaction in which the entity becomes wholly-owned. Under the push down basis of accounting certain transactions incurred by the parent company, that would otherwise be accounted for in the accounts of the parent, are “pushed down” and recorded on the financial statements of the subsidiary. Accordingly, items resulting from the purchase transaction such as goodwill, debt incurred by the parent to acquire the subsidiary and other cost related to the purchase have been   recorded on the financial statements of the Company.

The consolidated financial statements presented as of the period ended March 29, 2009 include the equity transactions of the Reorganization Agreement executed March 30, 2009, which precipitated the change in year end.

The condensed consolidated financial statements of the Company included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the annual audited financial statements and the notes thereto included in the Company’s Form 8k and other reports filed with the SEC.

The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole. Certain information that is not required for interim financial reporting purposes has been omitted.

Use of Estimates:   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

  Inventory:   Inventory is recorded at the lower of cost or market value, and adjusted as appropriate for decreases in valuation and obsolescence. Adjustments to the valuation and obsolescence reserves are made after analyzing market conditions, current and projected sales activity, inventory costs and inventory balances to determine appropriate reserve levels. Cost is determined using the first-in first-out (FIFO) method. Under arrangements by which progress payments are received against certain contracts, the customer retains a security interest in the undelivered inventory identified with these contracts.  Payments received for such undelivered inventory are classified as unliquidated progress payments and deducted from the gross inventory balance.  The six months ended March 29, 2009, and year ended September 28, 2008 inventory included:

	As of 3/29/2009	As of 9/28/2008

Raw Materials	$5,842,090	$4,199,657
Work in Process	4,191,291	5,575,520
Finished Goods	596,301	28,014
Gross Inventory	$10,629,862	$9,803,191
Less:
Unliquidated Progress Payments	(3,366,694)	(4,581,736)
Inventory Reserves	(796,865)	(673,729)
Net Inventory	$6,466,123	$4,547,726

Gross inventory increased by $826,671 in the six months ended March 29, 2009 to support increased volume on the periscope and ICWS product lines.  Unliquidated progress payments declined by $1,215,042 as a result of increased shipments in previously progress billed programs, and inventory reserves increased by $123,136 to accrue for estimated inventory shrinkage due to scrap, obsolescence and manufacturing overhead adjustments anticipated during physical inventory valuation at year end.

Earnings per Share: Basic earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding during each year presented.  Diluted earnings per common share give the effect to the assumed exercise of stock options when dilutive.  There were no dilutive stock options during the six months ended March 29, 2009 or March 30, 2008.

Note 3 - Recent Accounting Pronouncements

In June 2006, The FASB issued Interpretation No. 48 “ Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 ” (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “ Accounting for Income Taxes ” . FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In September 2006, the FASB issued FASB No. 157, “ Fair Value Measurements ” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements. While FASB No. 157 does not apply to transactions involving share-based payment covered by FASB No. 123, it establishes a theoretical framework for analyzing fair value measurements that is absent from FASB No. 123. We have relied on the theoretical framework established by FASB No. 157 in connection with certain valuation measurements that were made in the preparation of these financial statements. FASB No. 157 is effective for years beginning after November 15, 2007. Subsequent to the Standard’s issuance, the FASB issued an exposure draft that provides a one year deferral for implementation of the Standard for non-financial assets and liabilities.  The adoption of FASB No. 157 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In February 2007, Statement of Financial Accounting Standards No. 159, “ The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115 ,” (FASB 159), was issued. This standard allows a company to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities on a contract-by-contract basis, with changes in fair value recognized in earnings. The provisions of this standard are effective as of the beginning of our fiscal year 2008, with early adoption permitted.

The adoption of FASB No. 159 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In March 2007, the Financial Accounting Standards Board ratified Emerging Issues Task Force (“EITF”) Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements”.  EITF 06-10 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement.  EITF 06-10 is effective for fiscal years beginning after December 15, 2007.  The adoption of EITF 06-10 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations and SFAS No. 160, Accounting and Reporting of Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51 . These new standards will significantly change the accounting for and reporting of business combinations and non-controlling (minority) interests in consolidated financial statements. Statement Nos. 141(R) and 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company is currently evaluating the impact of adopting SFAS Nos. 141(R) and SFAS 160 on its financial statements. See Note 9 for adoption of SFAS 141R subsequent to December 28, 2008.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. The Company does not have any outstanding stock options.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 161, " Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 ”.  SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2009. The Company is currently evaluating the impact of SFAS 161 on its financial statements but does not expect it to have a material effect

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 162, " The Hierarchy of Generally Accepted Accounting Principles ”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of FASB No. 162 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, " Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60 " (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2011.  The Company is currently evaluating the impact of SFAS 163 on its financial statements but does not expect it to have a material effect.

Note 4 — Acquisition of Substantially All of the Assets of Optex Texas

Acquisition of Assets of Optex Texas by Optex Delaware on October 14, 2008

On October 14, 2008, in a purchase transaction that was consummated via public auction, Optex Delaware exchanged $15 million of IRSN debt owned by it and assumed approximately $3.8 million of certain Optex Texas liabilities for substantially all of the assets of Optex Texas .  The $15 million of IRSN debt was contributed by Longview Fund and Alpha to Optex Delaware, as discussed below, in exchange for a $6 million note payable from Optex Delaware and a $9 million equity interest in Optex Delaware.  There was no contingent consideration associated with the purchase.  Longview and Alpha, which were secured creditors of IRSN, owned Optex Delaware until February 20, 2009, when Longview sold 100% of its interest in Optex Delaware to Sileas Corp, as discussed below.

Among other assets, Optex Delaware purchased the following categories of assets from Optex Texas:  intellectual property, production processes and know-how, and outstanding contracts and customer relationships.  The Company’s management intends to improve the business’s ability to serve its existing customers and to attract new customers through quality product and service which will be enabled by improved working capital availability as opposed to working capital available during the time period in which the assets were owned by IRSN.

Optex Systems has allocated the consideration for its acquisition of the Purchased Assets among tangible and intangible assets acquired and liabilities assumed based upon their fair values. Assets that met the criteria for recognition as intangible assets apart from goodwill were also valued at their fair values.

The Purchase Price was assigned to the acquired interest in the assets and liabilities of the Company as of October 14, 2008 as follows:

Assets:
Current assets, consisting primarily of inventory of $5,383,929 and accounts receivable of $1,404,434	$7,330,910
Identifiable intangible assets	4,036,789
Purchased Goodwill	7,110,416
Other non-current assets, principally property and equipment	343,898

Total assets	18,822,013
Liabilities:
Current liabilities, consisting of accounts payable of $1,953,833 and accrued liabilities of $1,868,180	$3,822,013

Acquired net assets	$15,000,000

The following table summarizes the estimate of the fair values of the intangible assets as of the asset transfer date:
Total
Contracted Backlog - Existing Orders	$2,763,567
Program Backlog - Forecasted IDIQ awards	$1,273,222
Total Intangible Asset to be amortized	$4,036,789

Identifiable intangible assets primarily consist of customer and program backlog and will be amortized between general and administrative expenses and costs of sales according to their respective estimated useful lives as follows:

		2009	2010	2011	2012	2013
Contracted Backlog amortized by delivery schedule	COS	$1,666,559	$718,290	$126,158	$19,614	$4,761
Contracted Backlog amortized by delivery schedule	G&A	$149,990	$64,646	$11,354	$1,765	$429
Program Backlog amortized straight line across 5 years	G&A	$254,645	$254,645	$254,645	$254,645	$254,645
Total Amortization by Year		$2,071,194	$1,037,580	$392,157	$276,024	$259,834

The accompanying unaudited pro forma financial information for the three and six months ended March 29, 2009 and March 30, 2008 present the historical financial information of the accounting acquirer. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

Pro forma revenue and earnings per share information is presented cumulatively in Note 5 regarding the subsequent acquisition of a controlling interest in Optex Delaware by Sileas Corp. and the Reorganization Agreement.

Secured Promissory Note Issued in connection with Purchase by Optex Delaware

In connection with the public sale of the Optex Texas assets to Optex Delaware, Optex Delaware delivered to each of Longview Fund and Alpha a Secured Promissory Note due September 19, 2011 in the principal amounts of $5,409,762 and $540,976, respectively.  Each Note bears simple interest at the rate of 6% per annum, and the interest rate upon an event of default increases to 8% per annum.  After 180 days from the Issue Date, the principal amount of the Notes and accrued and unpaid interest thereon may be converted into Optex common stock at a conversion price of $1.80 per share     (pre-split and pre-Reorganization price).      The Notes may be redeemed prior to maturity at a price of 120% of the then outstanding principal amount plus all accrued and unpaid interest thereon.  The obligations of Optex under the Notes are secured by a lien of all of the assets of Optex in favor of Longview and Alpha.  On February 20, 2009, Longview transferred its Note to Sileas Corp. (see below).  On March 27, 2009, Sileas and Alpha exchanged their Notes plus accrued and unpaid interest for 1,027 shares of Optex Delaware Series A Preferred Stock.

Acquisition by Sileas Corp. on February 20, 2009

On February 20, 2009, Sileas Corp. (“Sileas”), a newly-formed Delaware corporation, owned by present members of the company’s management, purchased 100% of the equity and debt interest held by Longview, representing 90% of Optex Delaware, in a private transaction (the “Acquisition”).

The primary reasons for the Acquisition by Sileas was to effect synergies that the management of Sileas and the corporate structure of Sileas would produce in achieving competitive advantages in the contract bidding process. Additional operating efficiencies were expected to result from the ownership by present members of management who are active in the daily operations of the Company.

The Acquisition was recorded in accordance with “Statement of Financial Accounting Standards No. 141R” Business Combinations” effective for transactions after December 15, 2008.

The purchase price (“Purchase Price”) for the Acquisition was $13,524,405.  Sileas issued a note to the Longview Fund LP for the full amount of the Purchase Price in exchange for 45,081,350 shares of common stock (the “Common Stock”) issued by the Company (representing 90% of the outstanding shares) and a note dated December 2, 2008, issued by the Company to Longview in the principal amount of $5,409,762 (the “Optex Note”). No contingent consideration is due the seller in the transaction..  The Note is secured by the assets of Sileas Corp. and a pledge of the outstanding stock of Sileas Corp.

Sileas has no operations or business activities other than holding the Purchased Assets and has no revenues.

The fair value of the 10% non-controlling interest at the date of acquisition is estimated to be approximately $1,500,000. The fair value was derived by computing 10% of the value of the Company as a whole based on the value of the consideration given by Sileas for its 90% acquisition. The fair value of the Company as a whole was established by the consideration of $15,000,000 given in the previous transaction whereby Longview and Alpha Capital acquired the Company in a public auction on October 14, 2008. Based upon the stable nature of the Company’s operations, the fair value of the prior consideration was deemed to be representative of the current market value.

Sileas has allocated the consideration for its acquisition of the Purchased Assets among tangible and intangible assets acquired and liabilities assumed based upon their fair values. Assets that met the criteria for recognition as intangible assets apart from goodwill were also valued at their fair values. The excess of the purchase price over the fair values of the identifiable tangible assets, intangibles assets and the fair value of the non controlling interest is recognized as goodwill in the accompanying balance sheet in the amount of $1,012,058. Goodwill is not amortized for financial reporting purposes but measured at least annually for impairment.

The Purchase Price was assigned to the acquired interest in the assets and liabilities of the Company as of February 20, 2009 as follows:

Assets:
Current assets, consisting primarily of inventory of $5,327,438 and accounts receivable of $2,897,583		$8,687,102
Identifiable intangible assets		3,173,793
Purchased Goodwill		7,110,415
Other non-current assets, principally property and equipment		316,923

Total assets		$19,288,233
Liabilities:
Current liabilities, consisting primarily of accounts payable of $2,068,653 and accrued liabilities of $2,039,663		$5,275,886

Acquired net assets		$14,012,347

Purchase price
Total consideration to seller (Sileas 90% interests)	$13,524,405
Fair Value minority interest under FAS 141R	1,500,000

		$15,024,405

Excess purchase price reported as goodwill		$1,012,058

Accounts receivable represent the amounts due from customers in the ordinary course of business. The carrying amounts approximate their fair value and the Company expects to collect the receivables subject to their normal historical experiences.

Qualitative factors that result in the recognition of goodwill exist from the synergies expected to be achieved by combining the existing operations and the business relationships of Sileas Corp as well as intangible assets that exist that do not meet the criteria for separate recognition apart from goodwill such as the intellectual capital inherent in its existing workforce, production methods and its overall customer base. The identifiable intangible assets and recorded goodwill are not deductible for income tax purposes.

As of the February 20,   2009 change in ownership, it was determined that there was no significant impact to the unamortized intangible assets since the original determination on October 14, 2008.

Identifiable intangible assets primarily consist of customer and program backlog, and will be amortized between general and administrative expenses and costs of sales according to their respective estimated useful lives.

The accompanying unaudited pro forma financial information for the three and six months ended March 29, 2008 and March 30, 2008 present the historical financial information of the accounting acquirer. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

Pro forma revenue and earnings per share information is presented cumulatively in Note 5 regarding the subsequent acquisition of Optex Delaware by Sileas Corp. and the Reorganization Agreement.

Secured Promissory Note Due February 20, 2012/Longview Fund, LP -

As a result of the transaction described above between Sileas and Longview Fund, LP on February 20, 2009 (the “Issue Date”), Sileas, the new majority owner of Optex Systems, executed and delivered to Longview Fund LP, a Secured Promissory Note due February 20, 2012 in the principal amount of $13,524,405.  The Note bears simple interest at the rate of 4% per annum, and the interest rate upon an event of default increases to 10% per annum.  In the event Optex sells or conveys all or substantially all its assets to a third party entity for more than nominal consideration, other than a Reorganization into its parent company (“Sileas”) or reincorporation in another jurisdiction, then this Note shall be immediately due and owing without demand.  In the event that a Major Transaction occurs prior to the maturity date resulting in the Borrower receiving Net Consideration with a fair market value in excess of the principal and interest due under the terms of this Secured Note, (the “Optex Consideration”), then in addition to paying the principal and interest due, Optex (“Sileas”) shall also pay an amount equal to 90% of the Optex Consideration.  The obligations of Optex under the Note are secured by a security interest granted to Longview Fund pursuant to a Stock Pledge Agreement delivered by Sileas to Longview and also by a lien on all of the assets of Sileas.

The note payable has been accounted for on the basis of push-down accounting upon the acquisition since Sileas acquired a 90% controlling interest and as such the note payable by Sileas (Parent) is recorded on the financial statements of Optex Delaware (Subsidiary) as of February 20, 2009.  Concurrent with the “Reorganization agreement” reverse Reorganization on March 30, 2009 with Optex Systems Holdings, Inc., Sileas’ ownership is diluted to a percentage less than that under which push-down accounting applies.  Accordingly, the note payable owned by Sileas to Longview has been reflected solely on the financial statements of Sileas and is not reflected as a liability in the financial statements of Optex Systems Holdings, Inc.

Note 5 –Reorganization Plan & Private Placement

Reorganization/Share Exchange

On March 30, 2009, a reorganization/share exchange (“Reorganization”) occurred whereby the then existing shareholders of Optex Systems (Delaware) exchanged their shares of Common Stock with the shares of Common Stock of Optex Systems Holdings, Inc. (formerly Sustut Exploration, Inc.) (the “Company”) as follows:   (i) the outstanding 85,000,000 shares of Optex Systems (Delaware) Common Stock were exchanged by the Company for 113,333,282 shares of Company Common Stock, (ii) the outstanding 1,027 shares of Optex Systems (Delaware) Series A Preferred Stock be exchanged by the Company for 1,027 shares of Company Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Optex Systems (Delaware) Common Stock purchased in the private placement were exchanged by the Company for 8,131,667 shares of Company Common Stock.  Optex Systems (Delaware) shall remain a wholly-owned subsidiary of the Company.

Shares outstanding of the Company just prior to the close consisted of 19,999,991 shares of which 1,250,000 shares were issued on March 27, 2009 as payment for Investor Relations Services.   The total outstanding common shares of the Company subsequent to the close of the reorganization is as follows:

Existing Sustut (Registrant) Shareholders	18,749,991
Shares issued for Investor Relations Services	1,250,000
Optex Systems Inc shares exchanged	113,333,282
Private Placement shares issued	8,131,667
Total Shares after Reorganization	141,464,940

Private Placement

Simultaneously with the closing of the Reorganization Agreement, as of March 30, 2009 , the Company accepted subscriptions from accredited investors for a total of 27 units (the "Units"), for $45,000.00 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of the Company and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Sustut after the closing referenced above.  Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and non-cash consideration of indebtedness owed to an investor of $146,250, net proceeds after stock issuance costs of $59,416 were $874,529.  The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

Optex Systems Holdings, Inc.
Balance Sheet Adjusted for Reorganization and Private Placement

	Unaudited Quarter	Reorganization	Private Placement	Unaudited Quarter
	ended 3/29/2009	Adjustments (1)	Adjustments	Ended 3/29/2009

Assets
Current Assets	8,880,436	187,500	929,738	9,997,674
Non current Assets	10,422,425	-	-	10,422,425

Total Assets	19,302,861	187,500	929,738	20,420,099

Liabilities
Loans Payable	146,709		(146,250)	459
Other Current Liabilities	4,416,403	-	55,209	4,471,612

Total Liabilities	4,563,112	-	(91,041)	4,472,071

Equity
Optex Systems Holdings, Inc. – (par $0.001, 300,000,000 authorized, 141,464,940 shares issued and outstanding as of March 29, 2009)	113,333	20,000	8,132	141,465
Optex Systems Holdings, Inc. Preferred Stock (.001 par 5,000 authorized, 1027 series A preferred issued and outstanding)	1			1
Additional Paid in Capital	20,891,815	167,500	1,012,647	22,071,962
Retained Earnings	(6,265,400)			(6,265,400)

Total Stockholders Equity	14,739,749	187,500	1,020,779	15,948,028

Total Liabilities and Stockholders Equity	19,302,861	187,500	929,738	20,420,099

(1)
Sustut Exploration, Inc. Balance Sheet as of the March 30, 2009 Reorganization.  Other assets include $187,500 in prepaid expenses for Investor Relation Services to be realized over the next 12 months.  The services were prepaid by the issue of 1,250,000 Sustut shares issued by Sustut prior to March 30, 2009.   The prepaid expense covers April 2009 through April 2010 and will be reflected on the consolidated Statement of Operations for Optex Systems Holdings, Inc. as expensed.

The expenses reflected by the Company on its Statement of Operations for the period from April 1, 2009 through March 31, 2010 will be increased by $46,875 per calendar quarter (as a non-cash expense) as a result of the issuance of the 1,250,000 shares for Investor Relations Services by Sustut and are carried on the Sustut Balance Sheet as a prepaid expense.  The same Investor Relations agreements also call for an aggregate cash payment of $8,000 per month which will increase the expense by an additional $24,000 per quarter.  Therefore, the total impact of the agreements for Investor Relations Services is $70,875 per quarter (pretax) including both the current cash expense and the amortization of the prepaid expense which is carried on the Condensed Consolidated Balance Sheet of the Company.

The accompanying unaudited pro forma financial information for the six months ended March 29, 2009 and March 30, 2008 present the historical financial information of the accounting acquirer. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

The following represents condensed pro forma revenue and earnings information for the three and six months ended March 29, 2009 and March 28, 2008 as if the acquisition of Optex and Reorganization Plan had occurred on the first day of each of the years.

	Unaudited		Unaudited
	Three Months Ended		Six Months Ended
	29-Mar-09	30-Mar-08	29-Mar-09	30-Mar-08
Revenues	6,708,286	5,628,115	13,972,368	10,044,019
Net Loss	(326,545)	(310,161)	(345,200)	(816,286)
Diluted earnings per share	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted Average Shares Outstanding	141,464,940	141,464,940	141,464,940	141,464,940

The pro forma information depicted above reflect the impacts of reduced interest expense, increased intangible amortization expenses, the elimination of corporate allocation costs from IRSN and the elimination employee stock bonus compensation pushed down from IRSN.  There is no expected tax effect of the proforma adjustments for the periods affected in 2008 as the Company had an accumulated retained deficit.

Note 6  Commitments and Contingencies

Leases

The company leases its office and manufacturing facilities under two non-cancellable operating leases expiring November 2009 and February 2010 in addition to maintaining several non-cancellable operating leases for office and manufacturing equipment.  Total expenses under these facility lease agreements for the three and six months ended March 29, 2009 was $56,978.33 and $170,935 respectively.  Total expenses for manufacturing and office equipment for the three and six months ended March 29, 2009 was $5,598 and $11,195.  At March 29, 2009, the remaining minimum lease payments under non-cancelable operating leases for equipment, office and facility space are as follows:

Operating
Leases
Fiscal Years ending September
2009	$182,130
2010	79,867
2011	16,753
2012	-
2013	-
Thereafter	-
Total minimum lease payments	$278,750

Note 7 - Debt Financing

Non-Related parties

Short Term Note Payable/Longview Fund -   On September 23, 2008 Optex Delaware borrowed $146,709 from Longview and issued a promissory note dated September 23, 2008, to Longview in connection therewith.  The September 23, 2008 Note bears interest at the rate of 10% per annum with interest accruing until the maturity date of the September 23, 2008 Note, which was originally set as November 7, 2008 (“Maturity Date”).  Pursuant to an Allonge No. 1 to Promissory Note, dated January 20, 2009, the Maturity Date was extended until March 31, 2009.  On March 30, 2009 in conjunction with the Reorganization and Private Placement, Longview Fund purchased 3.25 Units of the Private Placement using $146,250 of the outstanding Note Payable as consideration for the purchase. ( See Note 5).

Short term note payable (Qioptic) - On November 20, 2008, Optex Delaware issued a promissory note (“Note”) to Qioptiq Limited (“Qioptiq”) in the amount of $117,780. The Note originated as a trade payable as of September 28, 2008 in the amount of $227,265, and as of March 29, 2009 had been paid in full with no outstanding balance.  The Note bore interest at the rate of six percent per annum and had a maturity date of February 13, 2009   (“Maturity Date”).  The terms of the Note call for weekly payments of $10,000 each on the last business day of every week commencing on the last business day of the first week after November 20, 2008 and continuing thereafter until the Maturity Date, on which date the remaining principal amount of the Note and all accrued and unpaid interest thereon shall become immediately due and payable.  The note plus all accrued interest was paid in full by February 13, 2009.

Note 8  –  Stockholders Equity

Common Stock:

Stock Split

On March 26, 2009, the Company’s Board of Directors reconfirmed a 1.7:1 forward split of its Common Stock to holders of record as of February 23, 2009.  Accordingly, as a result of the forward split, the 45,081,350 shares of Common Stock held by Sileas Corp. were split into 76,638,295  shares, and the 4,918,650 shares of Common Stock held by Arland Holdings, Ltd. were split into 8,361,705 shares.

As of March 30, 2009, the Company was authorized to issue 300,000,000 shares of $.001 par value common stock, of which 85,000,000 shares were issued and outstanding as follows:

Sileas Corporation	76,638,295
Arland Holding, LTD	8,361,705
Total Outstanding	85,000,000

Reorganization & Private Placement:

On March 29, 2009, as a result of the Reorganization Agreement and Private Placement, the 85,000,000 outstanding shares of Optex Systems, Inc. as of March 30, 2009 were exchanged for 113,333,282 shares of Optex Systems Holdings Inc. (formerly Sustut Exploration, Inc.).  An additional 8,131,667 shares were issued as a result of the private placement held concurrent with the reorganization.

Each share of stock entitles the holder to one vote on matters brought to a vote of the shareholders.

The company granted an officer at the consummation of the reorganization, the following number of options:  an amount equal to one percent (1%) of the issued and outstanding common shares of the Company immediately after giving effect to the consummation of the Reorganization, with 1,414,649, 34% of the options vesting one year following the date of grant, and 33% vesting on each of the second and third anniversaries following the date of grant, with the exercise price of $0.15 .

Series A Preferred Stock

On March 24, 2009, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware authorizing a series of preferred stock, under its articles of incorporation, known as “Series A Preferred Stock”. This Certificate of Designation was approved by the Registrant’s Board of Directors and Shareholders at a Board Meeting and Shareholders Meeting held on February 25, 2009. The Certificate of Designation sets forth the following terms for the Series A Preferred Stock: (i) Number of authorized shares: 1,027; (ii) per share stated value: $6,000; (iii) liquidation preference per share:  stated value; (iv) conversion price: $0.15 per share as adjusted from time to time; and (v) voting rights: votes along with the Common Stock on an as converted basis with one vote per share.

The Series A Preferred Shares entitle the holders to receive cumulative dividends at the rate of 6% per annum payable in cash at the discretion of Board of Directors.  Each share of preferred stock is immediately convertible into common shares at the option of the holder which entitles the holder to receive the equivalent number of common shares equal to the stated value of the preferred shares divided by the conversion price initially set at $0.15 per share.

Holders of preferred shares receive preferential rights in the event of liquidation.  Additionally the preferred stock shareholders are entitled to vote together with the common stock on an ”as-converted” basis.

On March 27, 2009, Sileas and Alpha Capital Anstalt exchanged their promissory notes in the total amount of $6,000,000 plus accrued and unpaid interest thereon into 1,027 shares of Series A Preferred Stock.  On March 30, 2009 shares of Optex Systems, Inc. Series A Preferred Stock was exchanged on a 1:1 basis for Series A Preferred Stock of Optex Systems Holdings, Inc.

  Note 9—Earnings/Loss Per Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. Diluted earnings per share is computed by assuming that any dilutive convertible securities outstanding were converted, with related preferred stock dividend requirements and outstanding common shares adjusted accordingly. For all periods presented herein, there are no dilutive convertible securities.

The following table sets forth the computation of basic and diluted net loss attributable to common stockholders per share for the three and six months ended March 29, 2009, and March 30, 2008.

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008

Numerator:
Net loss	$(326,545)	$(678,389)	$(354,700)	$(1,372,053)
Denominator:
Weighted average shares	141,464,940	141,464,940	141,464,940	141,464,940
Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Periods  ended March 28, 2008 are shown depicting recapitalization and subsequent stock splits of the entity.

Note 10-Stock Option Plan

On March 26, 2009, the Board of Directors and Shareholders of Sustut adopted the 2009 Stock Option Plan providing for the issuance of up to 6,000,000 shares for the purpose of having shares available for the granting of options to Company officers, directors, employees and to independent contractors who provide services to the Company .

Options granted under the 2009 Stock Option Plan vest as determined by the Board of Directors of the company or committee set up to act as a compensation committee of the Board of Directors (the “Compensation Committee”) and terminate after the earliest of the following events: expiration of the option as provided in the option agreement, 90 days subsequent to the date of termination of the employee, or ten years from the date of grant (five years from the date of grant for incentive options granted to an employee who owns more than 10% of the total combined voting power of all classes of the Company stock at the date of grant).  In some instances, granted stock options are immediately exercisable into restricted shares of common stock, which vest in accordance with the original terms of the related options. The Company recognizes compensation expense ratably over the requisite service period.

The option price of each share of common stock shall be determined by the Compensation Committee, provided that with respect to incentive stock options, the option price per share shall in all cases be equal to or greater than 100% of the fair value of a share of common stock on the date of the grant, except an incentive option granted under the 2009 Stock Option Plan to a shareholder that owns more than 10% of the total combined voting power of all classes of the Company stock, shall have an exercise price of not less than 110% of the fair value of a share of common stock on the date of grant. No participant may be granted incentive stock options, which would result in shares with an aggregate fair value of more than $100,000 first becoming exercisable in one calendar year.

As of March 29, 2009, no stock options have been granted under the 2009 Stock Option Plan.

OPTEX SYSTEMS INC.
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-20

Notes to Financial Statements	F-26

Balance Sheets as of September 28, 2008 and September 30, 2007	F-21

Statements of Operations for years ended September 28, 2008 and September 30, 2007	F-23

Statements of Stockholders’ Equity (Deficit) for the years ended September 28, 2008 and September 30, 2007	F-25

Statements of Cash Flows for the years ended September 28, 2008 and September 30, 2007	F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Optex Systems, Inc.
Richardson, Texas

We have audited the accompanying balance sheets of Optex Systems, Inc. (the Company) as of September 28, 2008 and September 30, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Optex Systems, Inc. as of December September 28, 2008 and September 30, 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
April 3, 2009

Optex Systems, Inc.
Balance Sheets

	09/28/08	09/30/07

ASSETS

Current Assets
Cash	170,183	504,753
Accounts Receivable	2,454,235	2,043,634
Net Inventory	4,547,726	6,112,565
Prepaid Expenses	307,507	17,072

Total Current Assets	7,479,651	8,678,024

Property and Equipment
Property Plant and Equipment	1,314,109	1,196,543
Accumulated Depreciation	(994,542)	(830,108)

Total Property and Equipment	319,567	366,435

Other Assets
Security Deposits	20,684	20,684
Intangibles	1,100,140	1,696,507
Goodwill	10,047,065	11,633,481

Total Other Assets	11,167,889	13,350,672

Total Assets	18,967,107	22,395,131

The accompanying notes are an integral part of these financial statements

Optex Systems, Inc.
Balance Sheets - continued

	09/28/08	09/30/07

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	1,821,534	3,381,508
Accrued Expenses	798,974	371,320
Accrued Warranties	227,000	-
Accrued Contract Losses	821,885	1,377,348
Loans Payable	373,974	-
Income Tax Payable	4,425	25,969

Total Current Liabilities	4,047,792	5,156,145

Other Liabilities
Note Payable	2,000,000	2,000,000
Accrued Interest on Note	336,148	136,148
Due to IRSN (Parent)	4,300,151	1,987,870

Total Other Liabilities	6,636,299	4,124,018

Total Liabilities	10,684,091	9,280,163

Stockholders' Equity
Common Stock (no par 100,000 authorized, 18,870 shares issued and 10,000 shares outstanding)	164,834	164,834
Treasury Stock (8,870 shares at cost)	(1,217,400)	(1,217,400)
Additional Paid-in-capital	15,246,282	15,246,282
Retained Earnings (Deficit)	(5,910,700)	(1,078,748)

Total Stockholders' Equity	8,283,016	13,114,968

Total Liabilities and Stockholders' Equity	18,967,107	22,395,131

The accompanying notes are an integral part of these financial statements

Optex Systems, Inc.
Statements of Operations

	Year Ended September 28, 2008	Year Ended September 30, 2007

Revenues	20,017,209	15,406,186

Cost of Goods Sold	18,145,211	17,361,378

Gross Margin	1,871,998	(1,955,192)

General and Administrative
Salaries and Wages	910,854	876,366
Employee Benefits	190,489	222,433
Employee Stock Bonus Plan	378,716	388,756
Amortization of Intangibles	223,491	223,835
Rent, Utilities and Building Maintenance	228,694	210,936
Legal and Accounting Fees	223,715	374,845
Consulting and Contract Service Fees	325,723	212,925
Corporate Allocations	2,076,184	2,010,027
Other Expenses	381,459	361,932
Total General and Administrative	4,939,325	4,882,055

Loss before Other Expenses and Taxes	(3,067,327)	(6,837,247)

Other Expenses
Asset Impairment of Goodwill	1,586,416	-
Interest Expense - Net	199,753	136,148

Total Other	1,786,169	136,148

Loss Before Taxes	(4,853,496)	(6,973,395)
Income Taxes (Benefit)	(21,544)	(162,541)
Net Loss After Taxes	(4,831,952)	(6,810,854)

Basic and diluted loss per share	$(483.20)	$(681.09)

Weighted Average Common Shares Outstanding	10,000	10,000

The accompanying notes are an integral part of these financial statements

Optex Systems, Inc.
Statements of Cash Flows

	Year Ended September 28, 2008	Year Ended September 30, 2007

Cash flows from operating activities:
Net Loss	(4,831,952)	(6,810,854)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	760,801	1,068,938
Provision for (use of) allowance for inventory valuation	(102,579)	701,308
Noncash interest expense	200,000	136,148
(Gain) loss on disposal and impairment of assets	1,586,416	-
(Increase) decrease in accounts receivable	(410,602)	688,023
(Increase) decrease in inventory (net of progress billed)	1,667,418	(1,124,352)
(Increase) decrease in other current assets	(290,435)	(757)
(Increase) decrease in other assets	-	(530)
Increase (decrease) in accounts payable and accrued expenses	(1,132,319)	61,917
Increase (decrease) in accrued warranty costs	227,000	-
Increase (decrease) in due to parent	2,312,280	2,385,105
Increase (decrease) in accrued estimated loss on contracts	(555,462)	1,377,348
Increase (decrease) in income taxes payable	(21,544)	30,558
Total adjustments	4,240,974	5,323,706
Net cash (used)/provided by operating activities	(590,978)	(1,487,149)

Cash flows from investing activities:
Purchase of property and equipment	(117,566)	(61,465)
Net cash used in investing activities	(117,566)	(61,465)

Cash flows from financing activities:
Proceeds from Notes Payable	373,974	2,000,000

Net cash provided by financing activities	373,974	2,000,000

Net increase (decrease) in cash and cash equivalents	(334,570)	451,385
Cash and cash equivalents at beginning of period	504,753	53,367
Cash and cash equivalents at end of period	170,183	504,753

Noncash investing and financing activities:
Irvine Sensors purchase of remaining 30% interest in Optex Texas pushed down to subsidiary’s equity
Intangible Assets	-	954,000
Goodwill	-	3,223,633
Other	-	(10,093)
Additional Paid in Capital	-	4,167,540

Supplemental cash flow information:
Cash paid for interest	-	-
Cash paid for taxes	-	6,681

The accompanying notes are an integral part of these financial statements

Optex Systems, Inc.
Statements of Stockholders' Equity

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid in Capital	Retained Earnings	Total Stockholders Equity

Balance at September 30, 2006	10,000	164,834	(1,217,400)	11,078,742	5,732,106	15,758,282
Net Earnings (Loss) from continuing operations					(6,810,854)	(6,810,854)
30% acquisition of Optex by Irvine Sensors pushed down to subsidiary’s equity				4,167,540		4,167,540
Balance at September 30, 2007	10,000	164,834	(1,217,400)	15,246,282	(1,078,748)	13,114,968
Net Earnings (Loss) from continuing operations					(4,831,952)	(4,831,952)
Balance at September 28, 2008	10,000	164,834	(1,217,400)	15,246,282	(5,910,700)	8,283,016

The accompanying notes are an integral part of these financial statements

Note 1 - Organization and Operations

Optex Systems, Inc. ( “Optex Texas”) was a privately held Texas Subchapter “S” Corporation from inception in 1987 until December 30, 2005 when 70% of the issued and outstanding stock was acquired by Irvine Sensors Corp. (“IRSN”) and Optex Texas was automatically converted to a Subchapter “C” Corporation.  On December 29, 2006, the remaining 30% equity interest in Optex Texas was purchased by IRSN.

On October 14, 2008, certain senior secured creditors of IRSN, Longview Fund, L.P. (“Longview Fund”) and Alpha Capital Anstalt (“Alpha”) formed Optex Systems, Inc., a Delaware Corporation, (“Optex Delaware”),which acquired substantially all of the assets and assumed certain liabilities of Optex Texas in a transaction that was consummated via purchase at a public auction. Longview and Alpha owned Optex Delaware until February 20, 2009, when Longview sold 100% of its equity interests in Optex Delaware to Sileas Corp, as discussed in the following paragraph.  After this asset purchase, Optex Texas remained a wholly-owned subsidiary of IRSN.   Although Optex Delaware is the legal acquirer of Optex Texas in the transaction, Optex Texas is considered the accounting acquirer since the acquisition by Optex Delaware was deemed to be the purchase of a business.  Accordingly, in subsequent periods the financial statements presented will be those of the accounting acquirer.

On February 20, 2009, Sileas Corp. (“Sileas”), a newly-formed Delaware corporation, owned by present members of the company’s management, purchased 100% of the equity interest held by Longview, representing 90% of Optex Delaware in a private transaction (the “Acquisition”).  See Note 14.

Optex’s operations are based in Richardson, Texas in a leased facility comprising 49,100 square feet.  As of fiscal year ended September 28, 2008 the company operated with 109 full-time equivalent employees.

Optex Systems manufactures optical sighting systems and assemblies primarily for Department of Defense (DOD) applications. Its products are installed on a variety of U.S. military land vehicles such as the Abrams and Bradley fighting vehicles, Light Armored and Advanced Security Vehicles and have been selected for installation on the Future Combat Systems (FCS) Stryker vehicle. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies. The Company products consist primarily of build to customer print products that are delivered both directly to the military   services and to other defense prime contractors.

In May 2008, Optex Systems was awarded ISO9001:2000 certification.

Note 2 - Accounting Policies

Basis of Presentation

The accompanying financial statements include the historical accounts of Optex Texas (hereinafter, the “Company” or Optex Texas). The financial statements have been presented as subsidiary-only financial statements, reflecting the balance sheets, results of operations and cash flows of the subsidiary as a stand-alone entity.

Although, the Company was majority-owned by IRSN during the fiscal periods presented, no accounts of IRSN or the effects of consolidation with IRSN have been included in the accompanying financial statements.

The financial statements have been presented  on the basis of push down accounting in accordance with Staff Accounting Bulletin No. 54 (SAB 54)   Application of “Push Down” Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase . SAB 54 states that the push down basis of accounting should be used in a purchase transaction in which the entity becomes wholly-owned. Under the push down basis of accounting certain transactions incurred by the parent company, which would otherwise be accounted for in the accounts of the parent, are “pushed down” and recorded on the financial statements of the subsidiary. Accordingly, items resulting from the purchase transaction such as goodwill, debt incurred by the parent to acquire the subsidiary and other cost related to the purchase have been recorded on the financial statements of the Company.

Use of Estimates:   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Segment Reporting: Management has determined that the Company is organized, managed and internally reported as one business segment. Segments are determined based on differences in products, internal reporting and how operational decisions are made.

Fiscal Year:   The Company’s fiscal year ends on the Sunday nearest September 30.  Fiscal year 2008 ended on September 28, 2008 and included 52 weeks.  Fiscal year 2007 ended on September 30 and included 52 weeks.  Fiscal year 2009 will end on September 27, 2009 and will include 52 weeks.

Fair Value of Financial Instruments:   FASB No. 107, " Disclosures about Fair Value of Financial Instruments ," requires disclosure of fair value information about certain financial instruments, including, but not limited to, cash and cash equivalents, accounts receivable, refundable tax credits, prepaid expenses, accounts payable, accrued expenses, notes payable to related parties and convertible debt-related securities. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of fiscal years ended September 28, 2008 and September 30, 2007. The carrying value of the balance sheet financial instruments included in the Company’s consolidated financial statements approximated their fair values.

Cash and Cash Equivalents:   For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Concentration of Credit Risk: The Company’s cash and cash equivalents are on deposit with banks. Only a portion of the cash and cash equivalents would be covered by deposit insurance and the uninsured balances are substantially greater than the insured amounts. Although cash and cash equivalent balances exceed insured deposit amounts, management does not anticipate non-performance by the banks.

Most of the Company’s accounts receivable are derived from sales to U.S. government agencies or prime government contractors.  The Company does not believe that this concentration increases credit risks because of the financial strength of the payees.

Accounts Receivable: The Company records its accounts receivable at the original sales invoice amount less shipment liquidations for previously collected advance/progress bills and an allowance for doubtful accounts. An account receivable is considered to be past due if any portion of the receivable balance is outstanding beyond its scheduled due date. On a quarterly basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on its history of past write-offs and collections, and current credit conditions. No interest is accrued on past due accounts receivable. As the customer base is primarily U.S. government and government prime contractors, the Company has concluded that there is no need for an allowance for doubtful accounts for the years ended September 28, 2008 and September 30, 2007.

Inventory: Inventory is recorded at the lower of cost or market value, and adjusted as appropriate for decreases in valuation and obsolescence. Adjustments to the valuation and obsolescence reserves are made after analyzing market conditions, current and projected sales activity, inventory costs and inventory balances to determine appropriate reserve levels. Cost is determined using the first-in first-out (FIFO) method. Under arrangements by which progress payments are received against certain contracts, the customer retains a security interest in the undelivered inventory identified with these contracts.  Payments received for such undelivered inventory are classified as unliquidated progress payments and deducted from the gross inventory balance.  As of years ended September 28, 2008, and September 30, 2007 inventory included:

	As of 9/28/2008	As of 9/30/2007

Raw Materials	$4,199,657	$6,812,810
Work in Process	5,575,520	6,423,902
Finished Goods	28,014	157,389
Gross Inventory	$9,803,191	$13,394,101
Less:
Unliquidated Progress Payments	(4,581,736)	(6,505,228)
Inventory Reserves	(673,729)	(776,308)
Net Inventory	$4,547,726	$6,112,565

Warranty Costs:   Optex Systems warrants the quality of its products to meet customer requirements and be free of defects for twelve months subsequent to delivery.  On certain product lines the warranty period has been extended to 24 months due to technical considerations incurred during the manufacture of such products.  In the year ended September 28, 2008, the company incurred $227,000 of warranty expenses representing the estimated cost of repair or replacement for specific customer returned products still covered under warranty as of the return date and awaiting replacement, in addition to estimated future warranty costs for shipments occurring during the twelve months proceeding September 28, 2008.  Future warranty costs are based on the estimated cost of replacement for expected returns based upon our most recent experience rate of defects as a percentage of sales.  Prior to fiscal year 2008, all warranty expenses were incurred as product was replaced with no reserve for warranties against deliveries in the covered period.

Estimated Costs to Complete and Accrued Loss on Contracts:   The Company reviews and reports on the performance of its contracts and production orders against the respective resource plans for such contracts/orders. These reviews are summarized in the form of estimates to complete ("ETC”s) and estimates at completion (“EAC”s).  EACs include Optex’s incurred costs to date against the contract/order plus management's current estimates of remaining amounts for direct labor, material, other direct costs and subcontract support and indirect overhead costs based on the completion status and future contractual requirements for each order. If an EAC indicates a potential overrun (loss) against a fixed price contract/order, management generally seeks to reduce costs and /or revise the program plan in a manner consistent with customer objectives in order to eliminate or minimize any overrun and to secure necessary customer agreement to proposed revisions.

If an EAC indicates a potential overrun against budgeted resources for a fixed price contract/order, management first attempts to implement lower cost solutions to still profitably meet the requirements of the fixed price contract.  If such solutions do not appear practicable, management makes a determination whether to seek renegotiation of contract or order requirements from the customer. If neither cost reduction nor renegotiation appears probable, an accrual for the contract loss/overrun is recorded against earnings and the loss is recognized in the first period the loss is identified based on the most recent EAC of the particular contract or product order.

For years ended September 28, 2008 and September 30, 2007, estimated loss reserves were estimated as $821,885 and $1,377,348, respectively.  Decreases in estimated loss reserves from 2007 to 2008 of $555,463 were primarily attributable to the successful negotiation of an equitable price adjustment for technical issues related to our US Government M187 program and several negotiated price increases in exchange for accelerated schedule deliveries on US Government periscope contracts.

Property and Equipment:   Property and equipment are recorded at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets, ranging from three to seven years. Expenditures for renewals and betterments are capitalized.  Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Goodwill and Other Intangible Assets:   Goodwill represents the cost of acquired businesses in excess of fair value of the related net assets at acquisition. (See also notes 9 and 14). The Company does not amortize goodwill, but tests it annually for impairment using a fair value approach as of the first day of its fourth fiscal quarter and between annual testing periods, if circumstances warrant.  Goodwill of Optex was reviewed as of September 30, 2007 and based on the assessment, it was determined that no impairment was required.  Goodwill was reviewed as of September 28, 2008, and it was determined that an impairment charge of $1,586,416 was required. The fair values assigned to the assets of the Company and the goodwill was based upon the most recent value of the Company as determined by the sale to third party purchasers on October 14, 2008.

The Company amortizes the cost of other intangibles over their estimated useful lives, unless such lives are deemed indefinite. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values. The identified amortizable intangible assets at September 28, 2008 and September 30, 2007 derived from the acquisition of Optex by Irvine Sensors and consisted of non-competition agreements and customer backlog, with initial useful lives ranging from two to eight years. (See Note 9). Intangible assets with indefinite lives are tested annually for impairment, as of the first day of the Company's fourth fiscal quarter and between annual periods, if impairment indicators exist, and are written down to fair value as required.

Impairment or Disposal of Long-Lived Assets: The Company adopted the provisions of FASB No. 144 (FASB 144), “ Accounting for the Impairment or Disposal of Long-lived Assets .” This standard requires, among other things, that long-lived assets be reviewed for potential impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these expected cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Revenue Recognition: The Company recognizes revenue upon transfer of title at the time of shipment (F.O.B. shipping point), when all significant contractual obligations have been satisfied, the price is fixed or determinable, and collectability is reasonably assured.

Shipping and Handling Costs: All shipping and handling costs are included as a component of Cost of Goods sold.

Income Taxes:   The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Earnings per Share: Basic earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding during each year presented.  Diluted earnings per common share gives effect to the assumed exercise of stock options when dilutive.  There were no dilutive stock options during 2008 or 2007.

Note 3 - Recent Accounting Pronouncements

In June 2006, The FASB issued Interpretation No. 48 “ Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 ” (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “ Accounting for Income Taxes ” . FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company's consolidated financial position, results of operations, or cash flows.

In September 2006, the FASB issued FASB No. 157, “ Fair Value Measurements ” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements. While FASB No. 157 does not apply to transactions involving share-based payment covered by FASB No. 123, it establishes a theoretical framework for analyzing fair value measurements that is absent from FASB No. 123. We have relied on the theoretical framework established by FASB No. 157 in connection with certain valuation measurements that were made in the preparation of these financial statements. FASB No. 157 is effective for years beginning after November 15, 2007. Subsequent to the Standard’s issuance, the FASB issued an exposure draft that provides a one year deferral for implementation of the Standard for non-financial assets and liabilities. The Company is currently evaluating the impact FASB No. 157 will have on its financial statements.

In February 2007, Statement of Financial Accounting Standards No. 159, “ The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115 ,” (FASB 159), was issued. This standard allows a company to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities on a contract-by-contract basis, with changes in fair value recognized in earnings. The provisions of this standard are effective as of the beginning of our fiscal year 2008, with early adoption permitted. The Company is currently evaluating what effect the adoption of FASB 159 will have on its financial statements.

In March 2007, the Financial Accounting Standards Board ratified Emerging Issues Task Force (“EITF”) Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements”.  EITF 06-10 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement.  EITF 06-10 is effective for fiscal years beginning after December 15, 2007.  The Company is currently evaluating the impact of EITF 06-10 on its financial statements, but does not expect it to have a material effect.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations and SFAS No. 160, Accounting and Reporting of Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51 . These new standards will significantly change the accounting for and reporting of business combinations and non-controlling (minority) interests in consolidated financial statements. Statement Nos. 141(R) and 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company is currently evaluating the impact of adopting SFAS Nos. 141(R) and SFAS 160 on its financial statements. See Note 14 for adoption of SFAS 141R subsequent to September 30, 2008.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. The Company does not have any outstanding stock options.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 161, " Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 ”.  SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended   September 30, 2009 . The Company is currently evaluating the impact of SFAS 161 on its financial statements but does not expect it to have a material effect

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 162, " The Hierarchy of Generally Accepted Accounting Principles ”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, " Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60 " (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended   September 30, 2011.  The Company is currently evaluating the impact of SFAS 163 on its financial statements but does not expect it to have a material effect.

Note 4 - Property and Equipment

A summary of property and equipment at September 28, 2007 and September 30, 2007 is as follows:

	Estimated Useful Life	Year Ended 09/28/08	Year Ended 09/30/07
Property and Equipment
Office Furniture/Equipment	3-5yrs	$145,071	$127,502
Machinery and Equipment	5 yrs	1,026,250	926,253
Leasehold Improvements	7 yrs	142,788	142,788
Less: Accumulated Depreciation		(994,542)	(830,108)
Net Property & Equipment		$(319,567)	$(366,435)

Depreciation Expense		$164,434	$129,069

Depreciation expense included in cost of goods sold and general and administrative expense for 2008 is $104,837 and 59,597 respectively.  Depreciation expense included in cost of goods sold and general and administrative expense for 2007 is $68,663 and $60,406 respectively.

Note 5 – Accrued Liabilities

The components of accrued liabilities for years ended 2008 and 2007 are summarized below:

	Year End as of 09/28/08	Year End as of 09/30/07

Customer Advance Payments	$-	$62,784
Deferred Rent Expense	84,435	119,073
Accrued Vacation	94,311	69,803
Property Taxes	17,557	13,031
Contract Settlement	351,217	-
Operating Expenses	128,717	-
Payroll & Payroll Related	122,737	106,629
Total Accrued Expenses	$798,974	$371,320

Contract Settlement Costs represent amounts due to the US government in relation to a progress billed contract that was cancelled prior to completion.  The remaining government-owned (progress billed) materials on the contract were subsequently used to satisfy other existing and new contracts at full value, although the unliquidated progress payments for the original contract have yet to be refunded.  Optex expects to settle the contract overpayment with the customer by third quarter of fiscal year 2009.  Accrued operating expenses include additional operating costs for estimated costs not yet invoiced or invoices not vouched into accounts payable as of year-end period close.

Note 6 - Commitments and Contingencies

Leases

The company leases its office and manufacturing facilities under two non-cancellable operating leases expiring November 2009 and February 2010 in addition to maintaining several non-cancellable operating leases for office and manufacturing equipment.  Total expenses under these facility lease agreements for the year ended September 28, 2008 was $313,032 and total expenses for manufacturing and office equipment was $21,830.  At September 28, 2008, the minimum lease payments under non-cancelable operating leases for equipment, office and facility space are as follows:

Operating
Leases
Years ended December 31,
2009	$364,260
2010	79,867
2011	16,753
2012	-
2013	-
Thereafter	-
Total minimum lease payments	$460,880

Note 7 - Transactions with a Related Party

Corporate Cost Allocations:   In accordance with government contracting regulations, IRSN (the Company’s owner for years 2007 and 2008) was required to allocate some portion of its corporate general and administrative expense to its operating subsidiaries, such as Optex Systems.  IRSN elected to use a recognized government contract allocation method to satisfy this requirement in which the proportional contribution of Optex to the IRSN total revenues, payroll expense and net book value of tangible assets serves as the basis for determination of the percentage of corporate general and administrative expense for the Optex allocation.  The total IRSN Corporate Cost Allocations for 2008 and 2007 were $2,076,184 and $2,010,027 respectively.  Due to the transfer of ownership from IRSN on October 14, 2008, there will be no future IRSN Corporate Cost Allocations.

Due to IRSN (Parent):   Due to Parent relate to expenses of Optex Systems, incurred by or shared with IRSN and pushed down to Optex Systems through an intercompany payable account “Due to Parent”.  The ending amounts reflected as of September 28, 2008 and September 30, represent the cumulative amount of expenses incurred, net of any cash transfers made to/from IRSN since inception at January 2006.  Significant amounts charged through this account include IRSN corporate cost allocations, legal expenses, accounting and audit fees, travel expenses, consulting fees, and insurance costs.  Future expenses for these items with the exception of IRSN related cost allocations, consulting fees and travel expenses will be paid from Optex Systems’ working capital.

Note 8 - Debt Financing

Related Parties

Note Payable/Timothy Looney -     In January 2007,  IRSN amended its earn-out agreement with Timothy Looney in consideration for Mr. Looney providing Optex Texas with a secured subordinated term note providing for advances of up to $2 million, bearing interest at 10% per annum and maturing on the earlier of February 2009 or sixty days after retirement of IRSN’s senior debt. Aggregate advances of $2 million were provided to Optex Texas in January 2007 pursuant to the secured subordinated term note, and the advances and accrued interest were outstanding at September 28, 2008 and September 30, 2007.  This Note is secured by the assets of Optex Texas, but subordinated to the liens of Alpha and Longview.  Following the public sale of the assets of the Company to Optex Delaware on October 14, 2008, the entire $2,000,000 Note Payable with accrued interest of $345,648 remained a liability of Optex Texas.

Non-Related Parties

Short Term Note Payable/Longview Fund -   On September 23, 2008 Optex Delaware borrowed $146,709 from Longview and issued a promissory note dated September 23, 2008, to Longview in connection therewith.  The September 23, 2008 Note bears interest at the rate of 10% per annum with interest accruing until the maturity date of the September 23, 2008 Note, which was originally set as November 7, 2008 (“Maturity Date”).  Pursuant to an Allonge No. 1 to Promissory Note, dated January 20, 2009, the Maturity Date was extended until March 31, 2009 and is to be exchanged for Series A Preferred Stock of Optex Delaware ( See Note 14). ..

Short term note payable (Qioptic) - On November 20, 2008, Optex Delaware issued a promissory note (“Note”) to Qioptiq Limited (“Qioptiq”) in the amount of $117,780. The Note originated as a trade payable and as of September 28, 2008 had an outstanding balance of $227,235. The note has been recorded, as such, retroactively to Notes Payable in the accompanying financial statements at September 28, 2008.The Note bears interest at the rate of six percent per annum and had a maturity date of February 13, 2009  (and was repaid in full as of that date) (“Maturity Date”).  The terms of the Note call for weekly payments of $10,000 each on the last business day of every week commencing on the last business day of the first week after November 20, 2008 and continuing thereafter until the Maturity Date, on which date the remaining principal amount of the Note and all accrued and unpaid interest thereon shall become immediately due and payable.

Note 9  – Intangible Assets and Goodwill

On December 30, 2005, IRSN entered into an agreement with Optex Texas pursuant to which IRSN purchased 70% of the issued and outstanding common stock of Optex Texas , thereby becoming its majority shareholder.   On December 29, 2006, IRSN exercised a buyer option to acquire the remaining 30% ownership interest in Optex Texas.

Optex Texas has allocated the purchase consideration for the purchase to tangible and intangible assets acquired and liabilities assumed based on the valuation determinations made in connection with the Initial Acquisition of Optex Texas in December 2005 as shown in the following table, which sets forth the estimated amounts related to the full Optex Texas acquisition. The excess of the purchase price over such values is presented as goodwill in the accompanying consolidated balance sheet at September 30, 2007.

The goodwill resulting from the IRSN acquisition was recorded under the push down basis of accounting and accordingly has been recorded on the financial statements of the subsidiary.

Assets:
Current assets, consisting primarily of inventory of $5,734,500 and accounts receivable of $2,191,800		$8,070,300
Identifiable intangible assets		3,180,000
Other non-current assets, principally property and equipment		455,100
Total assets		11,705,400

Liabilities:
Current liabilities, consisting of accounts payable of $1,638,600, tax liabilities of $112,800 and accrued liabilities of $682,100		2,433,481
Acquired net assets		9,271,919
Purchase price
Total consideration to seller	$19,865,400
Direct acquisition costs	1,040,000
		20,905,400
Excess purchase price reported as goodwill		$11,633,481

Goodwill related to the IRSN acquisition of Optex Texas was reviewed as of September 30, 2008 and it was determined that an impairment charge of $1,586,416 was required. The fair values assigned to the assets of the Company and the goodwill was based upon the most recent value of the company as determined by the sale to third party purchasers on October 14, 2008.

Identifiable intangible assets included non-competition agreements and customer backlog, and is amortized over the respective estimated useful lives as follows:

	Useful Life in Years	Acquired Fair Value

Non-competition agreement	2	$80,000
Contractual backlog	2	$1,570,000
Program backlog	8	$1,530,000

The amortization of identifiable intangible assets associated with the Optex Texas acquisition in fiscal 2008 and fiscal 2007 was $596,367 and, $949,962 respectively. The identifiable intangible assets and recorded goodwill are not deductible for income tax purposes. As of the year ended September 28, 2008 the total unamortized balance of intangible assets was $1,100,140.  As of the year ended September 30, 2007 the total unamortized balance of intangible assets was $1,696,507.

The September 28, 2008 unamortized balance of intangible assets is estimated to be amortized as follows:

Year	Annual Amortization
2009	266,365
2010	204,490
2011	204,490
2012	204,490
2013	186,837
2014	33,468
Total	$1,100,140

Note 10  –  Stockholders Equity

Common Stock:   The Company is authorized to issue 100,000 shares of no par common stock.  At September 28, 2008 and 2007 there were18,870 and 10,000 shares issued and outstanding, respectively.

The common stock, treasury stock and additional paid in Capital accounts have been presented to reflect the ownership structure of the Company as it existed prior to the acquisition by IRSN, since the Company is presenting its financial statements as a separate entity.

Note 11 - Equity Compensation

Total stock-based compensation expense of Optex Systems associated with IRSN stock grants during fiscal years 2008 and 2007 was $378,716 and $388,756 respectively.   These amounts were pushed down by IRSN and charged to general and administrative expense for each of the periods.   There were no stock options issued to Optex Texas employees or equity instruments issued to consultants and vendors in either 2007 or 2008.

Note 12 - Income Taxes

As of September 28, 2008, and September 30, 2007, the Company had generated net losses for financial accounting purposes in the amounts of approximately $4,831,952 and $6,810,854, respectively. During these periods the Company was a member of a consolidated entity for tax reporting purposes. As such, any losses that would have qualified as Net Operating Losses for Federal Income Taxes purposes as potential deductions were available to the consolidated entity. Such losses may have been utilized by the consolidated entity and are not available to Optex Delaware to offset its future taxable income.  Additionally, since the Company was acquired in a transaction effected as an asset purchase, Optex Delaware would only be entitled to tax deductions generated after the date of the acquisition. Accordingly, no deferred tax assets have been recorded in the accompanying financial statements for net operating losses generated by the Company.

No current provision for income taxes for the fiscal years ended September 28, 2008 is required, except for minimum state taxes, since the Company incurred losses during each year. There was no provision for income taxes in fiscal 2008 or 2007.

Prior to January 2006, the Company had elected to be a “S” corporation.  “S” corporations pass through all items of profits, losses and tax credits to the stockholders of the Company who are responsible for taxes other than annual state franchise taxes.  Effective December 30, 2005, concurrent with the Sale of the Company to Irvine Sensors Corp., the Company terminated their “S” corporation election and, as a result, is now treated as a “C” corporation for both Federal and State corporation income tax purposes. Profits, losses, and tax credits are reported by the corporation on its tax return and the Corporation pays taxes accordingly. “S” corporation retained earnings were $6,711,750. The “C” corporation retained deficit is $7,790,534.

Note 13—Earnings/Loss Per Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period.  Diluted earnings per share is computed by assuming that any dilutive convertible securities outstanding were converted, with related preferred stock dividend requirements and outstanding common shares adjusted accordingly. For all periods presented herein, there are no dilutive convertible securities.

The following table sets forth the computation of basic and diluted net loss attributable to common stockholders per share for the years ended September 28, 2008, and September 30, 2007.

	2008	2007
Numerator:
Net loss	$(4,831,952)	$(6,810,854)
Denominator:
Weighted average shares	10,000	10,000
Basic and diluted net loss per share	$(483.20)	$(681.09)

Note 14 — Subsequent Events

Acquisition by Longview Fund, LP on October 14, 2008

On October 14, 2008, in a purchase transaction that was consummated via public auction, Optex Delaware exchanged $15 million of IRSN debt owned by it and assumed approximately $3.8 million of certain Optex Texas liabilities for substantially all of the assets of Optex Texas.  The $15 million of IRSN debt was contributed by Longview Fund and Alpha to Optex Delaware in exchange for a $6 million note payable from Optex Delaware and a $9 million equity interest in Optex Delaware.  There is no contingent consideration associated with the purchase.  Longview and Alpha, which were secured creditors of IRSN, owned Optex Delaware until February 20, 2009, when Longview sold 100% of its equity interests in Optex Delaware to Sileas Corp, as discussed in the following paragraph.

Among other assets, Optex Delaware purchased the following categories of assets from Optex Texas:  intellectual property, production processes and know how, and outstanding contracts and customer relationships.  Optex Delaware’s management intends to improve the business’s ability to serve its existing customers and to attract new customers through quality product and service that will be enabled by improved working capital availability as compared to the working capital available during the time period in which the assets were owned by IRSN.

Optex Systems has allocated the consideration for its acquisition of the Purchased Assets among tangible and intangible assets acquired and liabilities assumed based upon their fair values. Assets that met the criteria for recognition as intangible assets apart from goodwill were also valued at their fair values.

The Purchase Price was assigned to the acquired interest in the assets and liabilities of the Company as of October 14, 2008 as follows:

Assets:
Current assets, consisting primarily of inventory of $5,383,929 and accounts receivable of $1,404,434	$7,330,910
Identifiable intangible assets	4,036,789
Purchased Goodwill	7,110,416
Other non-current assets, principally property and equipment	343,898

Total assets	18,822,013
Liabilities:
Current liabilities, consisting of accounts payable of $1,953,833 and accrued liabilities of $1,868,180	$3,822,013

Acquired net assets	$15,000,000

The following table summarizes the estimate of the fair values of the intangible assets as of the asset transfer date:
Total
Contracted Backlog - Existing Orders	$2,763,567
Program Backlog - Forecasted IDIQ awards	$1,273,222
Total Intangible Asset to be amortized	$4,036,789

Identifiable intangible assets primarily consist of customer and program backlog and will be amortized between general and administrative expenses and costs of sales according to their respective estimated useful lives.

Proforma revenue and earnings per share information is presented cumulatively in the following section regarding the subsequent acquisition of Optex Delaware by Sileas Corporation.“

Other Transaction in connection with Purchase by Optex Delaware

Secured Promissory Note Due September 19, 2011/Longview Fund and Alpha   - In connection with the public sale of the Optex Texas assets to Optex Delaware, Optex Delaware delivered to each of Longview Fund and Alpha a Secured Promissory Note due September 19, 2011 in the principal amounts of $5,409,762 and $540,976, respectively.  Each Note bears simple interest at the rate of 6% per annum, and the interest rate upon an event of default increases to 8% per annum.  After 180 days from the Issue Date, the principal amount of the Notes and accrued and unpaid interest thereon may be converted into Optex common stock at a conversion price of $1.80 per share.  The Notes may be redeemed prior to maturity at a price of 120% of the then outstanding principal amount plus all accrued and unpaid interest thereon.  The obligations of Optex under the Notes are secured by a lien of all of the assets of Optex in favor of Longview and Alpha.   On March 27 2009, Sileas and Alpha exchanged their Notes plus accrued and unpaid interest for one thousand twenty seven (1,027) shares of Optex Delaware Series A Preferred Stock

Acquisition by Sileas Corp on February 20, 2009

On February 20, 2009, Sileas Corp. (“Sileas”), a newly-formed Delaware corporation, owned by present members of the company’s management, purchased 100% of the equity interest held by Longview , representing 90% of Optex Delaware, in a private transaction (the “Acquisition”).

The Primary reasons for the Acquisition by Sileas was to effect synergies that the management of Sileas and the corporate structure of Sileas would produce in achieving competitive advantages in the contract bidding process. Additional operating efficiencies were expected to result from the ownership by present members of management who are active in the daily operations of the Company.

The Acquisition was accounted in accordance with “Statement of Financial Accounting Standards No. 141R” Business Combinations” effective for transactions after December 15, 2008.

The purchase price (“Purchase Price”) for the Acquisition was $13,524,405.  Sileas issued a note to the Longview Fund LP for the full amount of the Purchase Price in exchange for 45,081,350 shares of common stock (the “Common Stock”) issued by the Company (representing 90% of the outstanding shares) and a note dated December 2, 2008, issued by the Company to Longview in the principal amount of $5,409,762 (the “Optex Note”). No contingent consideration is due the seller in the transaction..  The Note is secured by the assets of Sileas Corp. and a pledge of the outstanding stock of Sileas Corp.

Sileas has no operations or business activities other than holding the Purchased Assets and has no revenues.

The fair value of the 10% non-controlling interest at the date of acquisition is estimated to be approximately $1,500,000. The fair value was derived by computing 10% of the value of the Company as a whole based on the value of the consideration given by Sileas for its 90% acquisition. The fair value of the Company as a whole was established by the consideration of $15,000,000 given in the previous transaction whereby Longview and Alpha Capital acquired the Company in a public auction on October 14, 2008. Based the stability of the nature of the company operations in the current marketplace, the fair value of the prior consideration was deemed to be representative of the current market value.

Sileas has allocated the consideration for its acquisition of the Purchased Assets among tangible and intangible assets acquired and liabilities assumed based upon their fair values. Assets that met the criteria for recognition as intangible assets apart from goodwill were also valued at their fair values. The excess of the purchase price over the fair values of the identifiable tangible assets, intangibles assets and the fair value of the non controlling interest is recognized as goodwill in the accompanying balance sheet in the amount of $1,012,058. Goodwill is not amortized for financial reporting purposes but measured at least annually for impairment.

The Purchase Price was assigned to the acquired interest in the assets and liabilities of the Company as of February 20, 2009 as follows:

Assets:
Current assets, consisting primarily of inventory of $5,327,438 and accounts receivable of $2,897,583		$8,687,102
Identifiable intangible assets		3,173,793
Purchased Goodwill		7,110,415
Other non-current assets, principally property and equipment		316,923

Total assets		$19,288,233
Liabilities:
Current liabilities, consisting primarily of accounts payable of $2,068,653 and accrued liabilities of $2,039,663		$5,275,886

Acquired net assets		$14,012,347

Purchase price
Total consideration to seller (Sileas 90% interests)	$13,524,405
Fair Value minority interest under FAS 141R	1,500,000

		$15,024,405

Excess purchase price reported as goodwill		$1,012,058

Accounts receivable represent the amounts due from customers in the ordinary course of business. The carrying amounts approximate their fair value and the Company expects to collect the receivables subject to their normal historical experiences.

Qualitative factors that result in the recognition of goodwill exist from the synergies expected to be achieved by combining the existing operations and the business relationships of Sileas Corp as well as intangible assets that exist that do not meet the criteria for separate recognition apart from goodwill such as the intellectual capital inherent in its existing workforce, production methods and its overall customer base. The identifiable intangible assets and recorded goodwill are not deductible for income tax purposes.

As of the February 20,   2009 change in ownership, it was determined that there was no significant impact to the unamortized intangible assets since the original determination on October 14, 2008.

Identifiable intangible assets primarily consist of customer and program backlog, and will be amortized between general and administrative expenses and costs of sales according to their respective estimated useful lives.

The accompanying unaudited pro forma financial information for fiscal 2008 and 2007 present the historical financial information of the accounting acquirer. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

The following represents condensed pro forma revenue and earnings information for the years ended September 28, 2008 and September 30, 2007 as if the acquisition of Optex had occurred on the first day of each of the fiscal years.

	2008	2007
Revenues	20,017,209	15,406,186
Net Loss	(4,021,601)	(5,776,875)
Diluted earnings per share	$(0.03)	$(0.04)

Weighted Average Shares Outstanding	141,464,940	141,464,940

The pro forma statements depicted above reflect the impacts of reduced interest costs of $200,000 and $136,148, increased intangible amortization expenses of $1,474,829, and $1,121,232,  the elimination of corporate allocation costs from IRSN of $ 2,076,184 and $2,010,027, and the elimination for employee stock bonus compensation (ESBP) pushed down from IRSN of $378,716 and $388,756 for years ended September 28, 2008 and September 30, 2007  respectively,   There is no expected impact on Federal Income taxes as the Company had a cumulative retained deficit as of the end of each year.

Other Transactions in connection with Purchase by Sileas

Secured Promissory Note Due February 20, 2012/Longview Fund, LP -   As a result of the transaction described above between Sileas on Longview fund described in note 7 and in note 14, on February 20, 2009 and effective as of February 20, 2009 (the “Issue Date”), Sileas, the new majority owner of Optex Systems, executed and delivered to Longview LP, a Secured Promissory Note due February 20, 2012 in the principal amount of $13,524,405.  The Note bears simple interest at the rate of 4% per annum, and the interest rate upon an event of default increases to 10% per annum.  In the event Optex sells or conveys all or substantially all its assets to a third party entity for more than nominal consideration, other than a merger into its parent company (“Sileas”) or reincorporation in another jurisdiction, then this Note shall be immediately due and owing without demand.  In the event that a Major Transaction occurs prior to the maturity date resulting in the Borrower receiving Net Consideration with a fair market value in excess of the principal and interest due under the terms of this Secured Note, (the “Optex Consideration”), then in addition to paying the principal and interest due, Optex (“Sileas”) shall also pay an amount equal to 90% of the Optex Consideration.  The obligations of Optex under the Note are secured by a security interest granted to Longview Fund pursuant to a Stock Pledge Agreement delivered by Sileas to Longview.

The note payable has been accounted for on the basis of push-down accounting upon the acquisition since Sileas acquired a 90% controlling interest and as such the note payable by Sileas (Parent) will be recorded on the financial statements of Optex Delaware (Subsidiary) as of February 20, 2009.  Concurrent with the planned reverse merger with a publicly-traded shell entity, Sileas’ ownership will be diluted to a percentage less than that under which push-down accounting applies.  Accordingly, the note payable owned by Sileas to Longview will be reflected solely on the financial statements of Sileas (Parent) and will no longer be reflected as a liability in the financial statements of Optex Delaware.

Reorganization/Share Exchange

On March 30, 2009, a reorganization/share exchange occurred whereby the then existing shareholders of the Company exchanged their shares of Company Common Stock with the shares of Common Stock of Sustut Exploration, Inc. (“Registrant”) as follows:   (i) the outstanding 85,000,000 shares of Company Common Stock be exchanged by Registrant for  113,333,282 shares of Registrant Common Stock, (ii) the outstanding 1,027 shares of Company Series A Preferred Stock be exchanged by Registrant for 1,027 shares of Registrant Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Company Common Stock purchased in the private placement will be exchanged by Registrant for 8,131,667 shares of Registrant Common Stock, as acknowledged by Registrant.   The Company shall remain a wholly owned subsidiary of Registrant, and the Company’s shareholders are now shareholders of Registrant.

Private Placement

Simultaneously with the closing of the Reorganization Agreement, as of March 30, 2009 , the Company accepted subscriptions from accredited investors for a total of 27 units (the "Units"), for $45,000 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of the Company and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Sustut after the closing referenced above.  Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and non-cash consideration of forgiveness of indebtedness owed to an investor of $146,250, net proceeds were $933,945.  The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

Series A Preferred Stock

On March 24, 2009, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware authorizing a series of preferred stock, under its articles of incorporation, known as “Series A Preferred Stock”. This Certificate of Designation was approved by the Registrant’s Board of Directors and Shareholders at a Board Meeting and Shareholders Meeting held on February 25, 2009. The Certificate of Designation sets forth the following terms for the Series A Preferred Stock: (i) Number of authorized shares: 1,027; (ii) per share stated value: $6,000; (iii) liquidation preference per share:  stated value; (iv) conversion price: $0.15 per share as adjusted from time to time; and (v) voting rights: votes along with the Common Stock on an as converted basis with one vote per share.

The Series A Preferred Shares entitle the holders to receive cumulative dividends at the rate of 6% per annum payable in cash at the discretion of Board of Directors.  Each share of preferred stock is immediately convertible into common shares at the option of the holder which entitles the holder to receive the equivalent number of common shares equal to the stated value of the preferred shares divided by the conversion price initially set at $0.15 per share.

Holders of preferred shares receive preferential rights in the event of liquidation.  Additionally the preferred stock shareholders are entitled to vote together with the common stock on an ”as-converted” basis.

On March 27, 2009, Sileas and Alpha Capital Anstalt exchanged their promissory notes in the total amount of $6,000,000 plus accrued and unpaid interest thereon into 1,027 shares of Series A Preferred Stock.

Stock Split

On March 26, 2009, the Company’s Board of Directors reconfirmed a 1.7:1 forward split of its Common Stock to holders of record as of February 23, 2009.  Accordingly, as a result of the forward split, the 45,081,350 shares of Common Stock held by Sileas Corp. was split into 76,638,295 shares, and the 4,918,650 shares of Common Stock held by Arland Holdings, Ltd. was split into 8,361,705 shares.

16,263,334  Shares of Common Stock

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

Securities and Exchange Commission registration fee	$1447
Printing and engraving expenses	$1,000.00
Legal fees and expenses	$-
Accountant fees and expenses	$2500
Total	$3947

Item 14. Indemnification of Directors and Officers

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Item 15. Recent Sales of Unregistered Securities

On March 30, 2009, a reorganization/share exchange (“Reorganization”) occurred whereby the then existing shareholders of Optex Systems (Delaware) exchanged their shares of Common Stock with the shares of Common Stock of Optex Systems Holdings, Inc. (formerly Sustut Exploration, Inc.) (the “Company”) as follows:   (i) the outstanding 85,000,000 shares of Optex Systems (Delaware) Common Stock were exchanged by the Company for 113,333,282 shares of Company Common Stock, (ii) the outstanding 1,027 shares of Optex Systems (Delaware) Series A Preferred Stock be exchanged by the Company for 1,027 shares of Company Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Optex Systems (Delaware) Common Stock purchased in the private placement were exchanged by the Company for 8,131,667 shares of Company Common Stock.  Optex Systems (Delaware) shall remain a wholly-owned subsidiary of the Company.

Simultaneously with closing of the Reorganization Agreement (and the shares are included above), as of March 30, 2009, Optex accepted subscriptions (“Private Placement”) from accredited investors for a total 27 units (the "Units"), for $45,000 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of Optex and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Registrant after the closing referenced above.  Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and non-cash consideration which constituted satisfaction of indebtedness owed to an investor of $146,250, net proceeds after stock issuance costs of $59,416 were $874,529.  The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

Neither the Company nor Optex had any options or warrants to purchase shares of capital stock outstanding immediately prior to or following the Reorganization, except for 8,941,667 warrants issued in the Private Placement. Immediately prior to the closing, Registrant adopted the 2009 Stock Option Plan providing for the issuance of up to 6,000,000 shares for the purpose of having shares available for the granting of options to Company officers, directors, employees and to independent contractors who provide services to the Company.

The shares of the Company’s common stock issued in connection with the Reorganization and the private placement offering were not registered under the Securities Act.  All shares issued in connection with the Reorganization were issued in reliance upon the exemption from registration provided by Regulation D under the Securities Act, which exempts transactions to certain accredited. The shares issued in connection with the private placement offering were issued in part in reliance upon the exemption from registration provided by Regulation D under the Securities Act and in part in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act for transactions not involving any public offering.  All such securities constitute “restricted securities” as defined in Rule 144 under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a restrictive legend stating the same.

Each share of stock entitles the holder to one vote on matters brought to a vote of the shareholders.

The company granted an officer at the consummation of the reorganization, the following number of options:  an amount equal to one percent (1%) of the issued and outstanding common shares of the Company immediately after giving effect to the consummation of the Reorganization, with 1,414,649, 34% of the options vesting one year following the date of grant, and 33% vesting on each of the second and third anniversaries following the date of grant, with the exercise price of $0.15 per share.

Series A Preferred Stock

On March 24, 2009, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware authorizing a series of preferred stock, under its articles of incorporation, known as “Series A Preferred Stock”. This Certificate of Designation was approved by the Registrant’s Board of Directors and Shareholders at a Board Meeting and Shareholders Meeting held on February 25, 2009. The Certificate of Designation sets forth the following terms for the Series A Preferred Stock: (i) Number of authorized shares: 1,027; (ii) per share stated value: $6,000; (iii) liquidation preference per share:  stated value; (iv) conversion price: $0.15 per share as adjusted from time to time; and (v) voting rights: votes along with the Common Stock on an as converted basis with one vote per share.

The Series A Preferred Shares entitle the holders to receive cumulative dividends at the rate of 6% per annum payable in cash at the discretion of Board of Directors.  Each share of preferred stock is immediately convertible into common shares at the option of the holder which entitles the holder to receive the equivalent number of common shares equal to the stated value of the preferred shares divided by the conversion price initially set at $0.15 per share.

Holders of preferred shares receive preferential rights in the event of liquidation.  Additionally the preferred stock shareholders are entitled to vote together with the common stock on an ”as-converted” basis.

On March 27, 2009, Sileas and Alpha Capital Anstalt exchanged their promissory notes in the total amount of $6,000,000 plus accrued and unpaid interest thereon into 1,027 shares of Series A Preferred Stock.  On March 30, 2009 shares of Optex Systems, Inc. Series A Preferred Stock was exchanged on a 1:1 basis for Series A Preferred Stock of Optex Systems Holdings, Inc.

All of the above equity transactions were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization (the “Agreement”), dated as of the March 30, 2009, by and between Registrant, a Delaware corporation and Optex Systems, Inc., a Delaware corporation (1).

3.2	Bylaws of Optex Systems Holdings Corp. (1).

5.1	Opinion as to Legality of the Shares

10.1	2009 Stock Option Plan (1).

10.2	Employment Agreement with Danny Schoenig (1).

10.3	Lease for 1420 Presidential Blvd., Richardson, TX (1).
10.4	Form of Warrant
10.5	Specimen Stock Certificate
14.1	Code of Ethics
21.1	List of Subsidiaries – Optex Systems, Inc. (1).

23.1	Consent of Rotenberg, LLP

99.1	Optex Systems, Inc.’s audited financial statements as of September 28, 2008. (1).

99.2	Optex Systems, Inc.’s quarterly financial statements as of December 30, 2008 (1)..

99.3	Pro forma condensed combined financial statements of the Registrant and Optex as of December 30, 2008.(1).

(1)	Incorporated by reference from our Current Report on Form 8-K dated April 4, 2009.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B (Section 430B of this chapter):
A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.  Item 512(h) Undertaking:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Richardson, TX, on the 19th  day of May, 2009.

OPTEX SYSTEMS HOLDINGS, INC.

By:	/s/ Stanley A. Hirschman
Stanley A. Hirschman, Principal Executive Officer and Director

Date: May 19, 2009

By:	/s/ Karen Hawkins
Karen Hawkins, Principal Financial Officer

Date: May 19, 2009

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ronald F. Richards
Ronald F. Richards	Director	May 19, 2009

/s/ Merrick Okamoto
Merrick Okamoto	Director	May 19, 2009